SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 4

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2013

Date of Report

(Date of Earliest Event Reported)

WOODGATE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54834	46-1874004
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2500 Tanglewilde

Suite 260

Houston, TX 77063

(Address of Principal Executive Offices)

(713) 978-6551

(Registrant’s Telephone Number)

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On September 25, 2013, WoodGate Energy Corporation, a Delaware corporation (the “Company”), completed the acquisitions of two entities in separate stock-for stock transactions (collectively, and together, the “Acquisitions): (1) E&P CO, LLC, a Texas limited liability company (“EPCO”) and (2) Prestige O&G, LLC, a Texas limited liability company (“Prestige”). The purpose of the Acquisitions was to facilitate and prepare the Company for a registration statement and/or public offering of securities. The acquisition by the Company of EPCO is referred to herein as the “EPCO Acquisition,” and the acquisition by the Company of Prestige is referred to herein as the “Prestige Acquisition.”

The EPCO Acquisition was effectuated by the Company through the exchange of each of the outstanding membership units of EPCO for 10,000 shares of common stock of the Company. As a result, in the EPCO Acquisition, all of the outstanding membership interests in aggregate of EPCO were exchanged for, and converted into, 13,337,280 shares of common stock of the Company. In addition, as part of the EPCO Acquisition, EPCO’s outstanding debt was converted into shares of common stock of the Company, resulting in 13,296,950 shares of common stock of the Company being issued to holders of EPCO’s debt. Hence, the Company issued a total of 26,634,230 shares of common stock of the Company in the EPCO Acquisition.

The Prestige Acquisition was effectuated by the Company through the exchange of each of the outstanding membership units of Prestige for 10,000 shares of common stock of the Company. As a result, in the Prestige Acquisition, all of the outstanding membership interests in aggregate of Prestige were exchanged for, and converted into, 10,115,770 shares of common stock of the Company.

In sum, a total of 36,750,000 shares of common stock of the Company were issued in the Acquisitions.

EPCO was formed in June 2005 in the State of Texas, and is engaged in the development, drilling and production of coal bed methane (CBM) gas on a concession located in the State of Louisiana. EPCO is engaged in the exploration and development of CBM wells, and it currently holds three producing wells and one salt water disposal well, and is in the process of developing additional wells. The main source of revenue for the Company is sale of CBM gas to Regency Gas Services, LLC. EPCO currently has access to about 10,000 net mineral acres of land (through a lease) which has the potential of developing additional CBM wells.

Prestige was formed in June 2009 in the State of Texas, and invests in and develops oil and gas exploration and production projects mainly in the United States. As one of its major investments, Prestige formerly held an interest in EPCO (which interest was withdrawn on June 30, 2013 in preparation for the Acquisitions) and is currently a partner with EPCO in its CBM Gas Project in the State of Louisiana.

As a result of the Acquisitions, each of EPCO and Prestige became wholly owned subsidiaries of the Company. The Company, as the sole shareholder of each of EPCO and Prestige, has taken over the operations and business plans of each of EPCO and Prestige.

General

The Company’s common stock is not currently trading on any public markets in the United States.

As of the date of this report, the Company had approximately 35 holders of its common stock.

The Company has not declared any dividends in its fiscal years ended December 31, 2012 or December 31, 2011, respectively. Similarly, the Company did not declare any dividends during the six months ended June 30, 2013. Currently, the Company has no intention of paying cash dividends in the foreseeable future, but rather intends to use any future earnings for the development of its business in the foreseeable future.

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 47,595,000 shares are outstanding as of the date of this report. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this report.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws.

2

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Relationship with Tiber Creek Corporation

In March 2013 the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Silverwood Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Woodgate Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Business

Prior to the Acquisition, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of EPCO and Prestige, each of which the Company acquired in the Acquisitions.

The Company is specialized in the field of operating and managing natural gas projects.

EPCO commenced developing wells and raising funds to finance well development activities and initiated the process of drilling the third gas production well during 2010 and completed lateral drilling of the third well in 2011. Through its efforts to date, EPCO has a complete, fully operational processing facility and three developed and producing wells with limited quantities of gas pending the stabilization of the wells, in addition to one saltwater disposal well. The gas process facility is designed to accommodate approximately 30 wells and includes a main connection to the sales pipeline network.

3

EPCO (with which Prestige is a partner) is the primary owner company of NE Caldwell Gas project in Louisiana. EPCO has completed the development of the first three wells from its own resources where existing wells are operational and producing natural gas. EPCO has successfully conducted directional drilling techniques in its operation where lateral drilling was successfully completed so far. All current production is being sold under an agreement with Regency Gas Services, LLC.

Prestige O & G, LLC invests in and develops oil and gas projects in the United States. Prestige, since its inception in 2009, held an interest in EPCO (which interest was withdrawn on June 30, 2013 in preparation for the Acquisitions) and is currently a partner with EPCO in its CBM Gas Project NE Caldwell in the State of Louisiana. Other than its interest in EPCO, Prestige did not have other substantive business operations of a material nature from 2009 until June 2013.

In June 2013, EPCO entered into a participation agreement with Prestige to establish a partnership in this project whereby each of EPCO and Prestige now holds a 50% interest in the project. Prestige also holds interest in another project (Washington project) which is in very initial stage. The Washington project, is an early stage Coalbed methane exploration and development project.  The project is also known as the Vader prospect, which is located in Lewis County, Washington State.  The Company has leased approximately 3,000 acres for the purposes of this project.  Currently the project is on hold awaiting the ongoing development in the Company's Louisiana CBM Project.

The Company holds a significant competitive position in CBM industry in this area. The company is developing a basin with only minimal activity by the competitors.  The Company has a 9,661-acre lease from a single mineral owner.  The Company is now the only operator selling into the sales trunk pipeline owned by Regency Marketing.

The Company benefits from geologic and reservoir knowledge acquired by its operations as wells as data packages included for nearby projects as other operators have exited the area, allowing the company to optimize future operations.

Coal Bed Methane (CBM) Resources

The Company’s business is centered on coal bed methane energy.

CBM gas is a clean source of energy in the form of CH4 composite (methane natural gas). CBM is produced under unconventional means from coal seams. The Company’s management believes that interest in developing CBM projects is increasing in recent years by public and private sectors; accordingly CBM operations and businesses are expected to continue to grow in the future driven by CBM’s importance as an energy source and anticipated to increase in demand for natural gas as a growing source of energy.

In 2011, the Company (through EPCO) engaged Netherland, Sewell & Associates, Inc. (“Netherland Sewell”), worldwide petroleum consultants and specialists in engineering, geology, geophysics and petrophysics, to assess the gross contingent and prospective resources for certain coal bed methane properties located in Caldwell Parish, Louisiana (the area assessed represented only a portion of the acreage in which EPCO holds an interest). The assessment made was prepared in accordance with the definitions and guidelines set forth in the 2007 Petroleum Resources Management System (PRMS) approved by the Society of Petroleum Engineers (SPE).

Netherland Sewell assessed the contingent gas resources, which are those quantities of petroleum which are estimated to be potentially recoverable from known accumulations, but for which the applied project(s) are not yet considered mature enough for commercial development because of one or more contingencies. The contingent resources assessed are considered contingent upon increasing the individual gas production rates for existing wells to sufficiently demonstrate the commerciality of the project(s).

In addition to the Netherland Sewell analysis, the Company has also confirmed these assessments through analysis by Supreme Source Energy Services (SSES, a CBM engineering and drilling specialist firm, and Intertek Westport Technology Center, a consultant and laboratory analyst to the oil and gas exploration and production industry.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company plans to work with several strategic partners in important areas of its business and operations to promote its development activities in efforts to maintain the competitive edge in the CBM industry.

Customer Agreement

The main source of revenue for the Company (through EPCO) is the sale of CBM gas to Regency Gas Services, LLC (together with all of its affiliates, collectively, “Regency”) through various off-take agreements to sell all produced gas at prevailing market prices. Pursuant to the agreement, which includes Regency Intrastate Gas LP, a tap, valve and metering facility for the receipt of gas by Regency from EPCO was set up by the parties. Pursuant to the agreement, the Company will receive revenues upon sales of gas each month.

4

EPCO Lease from International Paper Company

On May 1, 2008, EPCO entered into an exploration agreement with coal bed methane lease option east with International Paper Company (“International Paper Agreement”). Under the International Paper Agreement, EPCO has rights to explore for, and otherwise evaluate, deposits of coal containing coal bed methane in certain areas in Caldwell Parish, Louisiana comprising approximately 9,661 acres. Pursuant to the International Paper Agreement, EPCO exercised a lease option in 2008 allowing it to proceed with development and production projects in this area. Since then, EPCO has annually renewed such lease for its project development (the current period, as recently renewed, runs to April 30, 2014) for and in consideration of the negotiated sum of $19,322 and other good and valuable consideration by the Lessor. The current annual renewal extending the primary term of the coal bed methane lease until April 30, 2014 covers all of the 9,661 acres under the original lease. Further annual extensions will also require the Company to pay default penalty at a rate of $2 per acre.

Further, in June 2013, EPCO entered into a participation agreement with Prestige to establish a partnership in this project whereby each of EPCO and Prestige now hold a 50% interest in the project. The International Paper Agreement is being managed for International Paper Company by BRP, LLC, a joint venture owned by International Paper Company and Natural Resource Partners L.P., a publicly traded master limited partnership. Currently, the Company pays approximately $2.00 per acre for the lease each year in addition to the royalty payments upon sales of gas each month. The royalty is determined based on base royalty rate of 12.5% plus a supplemental royalty based on the gross sales price of the CBM.

Governmental Regulations

The Company holds various licenses and permits to drill, operate and conduct such exploration activities in Louisiana. Based on the nature of operations, the Company has only a set of established regulations for compliance.  There are no material public or State objections to oil & gas development in Louisiana.

The Company does not need or require any other approval from government authorities or agencies in order to operate its regular business and operations. However, it is possible that any proposed expansion to the Company’s business and operations in the future would require government approvals.

Regulations relating to the Company primarily concern the requirements of the U.S. Army Corps of Engineers and the Department of Natural Resources, State of Louisiana, each of which have a separate approval and permit process which applies to operations that the Company conducts (or plans to conduct). The effect of regulations is that applications and permits may be required to conduct drilling. The additional step of approvals may have the result of causing or delay, changes or other restrictions in the ability of the Company to conduct its operations. At present, the Company’s management believes that it can meet the approval and permitting process to conduct the Company’s activities in all of its proposed plans of business operation, and the Company has budgeted for anticipated costs for this compliance process.

Marketing and Sales

Due to the secured off take agreement with Regency for the sale of all Gas production of the Company, The Company has conducted limited advertising and marketing to date. .

The Company, however, is planning to construct a marketing plan which aims to maintain a competitive edge in the CBM market and to promote the company as a pioneer player in this industry.

Revenues and Losses

The Company has limited revenues from operations. Based solely on combining EPCO and Prestige, the Company would have been deemed to have revenues of $399,131 during the year ending 2011, ($263,204) in the year ended 2012 and ($269,176) for the first half of 2013.

The Company has a record of posting losses. Based solely on combining EPCO and Prestige, the Company would have been deemed to have net losses of $646,916 during the year ending 2011, $591,459 in the year ended 2012 and $880,767 for the first half of 2013.

5

THE COMPANY

Employees and Organization

The Company presently (with its subsidiaries) has four employees in its payroll. The Company also regularly engages contractors and sub-contracts to directly work in the wells in Louisiana.

The employees receive health insurance benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing or its profits from operations allow expenditure on such items.

Stephen Spafford, an operational manager, has an employment agreement with EPCO, entered into as of May 2010. Pursuant to this agreement & further revisions, Mr. Spafford is currently entitled to a base salary of $210,000, plus eligibility for performance bonuses and other perquisites. The employment agreement with Mr. Spafford has a term of one year, and is subject to annual renewals by mutual consent.

Samta Gupta, an accountant, has an employment agreement with EPCO, entered into as of June 2009. Pursuant to this agreement and further revisions, Ms. Gupta is currently entitled to a salary of $75,000, plus eligibility for certain perquisites.

Property

The Company’s headquarters are located in Houston, Texas. The office location leased from Woodlake Properties consists of approximately 3,000 square feet. The monthly lease cost for the Company is $3,927 at present.

The Company leases the land (almost 10,000 acres) on which its wells are located in Columbia, Louisiana. The total land area can accommodate up to 150 to 200 wells.

Subsidiaries

Currently, the Company has two subsidiaries – EPCO and Prestige (each of which was acquired in the Acquisitions). The Company is the sole owner/member of each of EPCO and Prestige.

Intellectual Property

The Company holds limited intellectual property, and has not applied for any patents. The Company does hold one trademark issued by the U.S. Patent and Trademark Office for “E & Pco, LLC EXPLORATION AND PRODUCTION.” The trademark was registered in March 2012 and covers Class 37 for oil and gas development and related activities.

Summary Financial Information

As the Company had no operations or specific business plan until the Acquisitions, the information presented below is with respect to EPCO and Prestige, respectively, which were each acquired by the Company in September 2013 as a result of the Acquisitions.

The statements of operations data for the six months ended June 30, 2013 and the balance sheet data as of June 30, 2013 are derived from the audited financial statements of EPCO and related notes thereto included herewith (the audit was conducted with respect to the financial statements of EPCO in conformity with accounting principles generally accepted in the United States). The statement of operations data for the year ended December 31, 2012 and the year ended December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and December 31, 2011, respectively, provided below, is derived from the audited financial statements of EPCO and related notes thereto included herewith (the audit was conducted with respect to the financial statements of EPCO in conformity with accounting principles generally accepted in the United States).

	Six months ended	Year ended	Year ended
	June 30, 2013	December 31, 2012	December 31, 2011
Statement of operations data
Revenue	$2,141	$4,420	$13,046
Gross profit	$2,141	$4,420	$13,046
Income (Loss) from operations	$(763,026)	$(862,003)	$(724,205)
Net income (loss)	$(763,026)	$(620,477)	$(683,055)

6

	At June 30, 2013	At December 31, 2012	At December 31, 2011
Balance sheet data
Cash	$34,900	$47,762	$(93,821)
Other assets	$17,321,203	$19,097,721	$19,103,756
Total assets	$17,356,103	$19,145,483	$19,197,577
Total liabilities	$10,496,454	$14,477,401	$15,424,018
Total members’ equity (deficit)	$6,859,649	$4,668,082	$3,773,559

The statements of operations data for the six months ended June 30, 2013 and the balance sheet data as of June 30, 2013 are derived from the audited financial statements of Prestige and related notes thereto included herewith (the audit was conducted with respect to the financial statements of Prestige in conformity with accounting principles generally accepted in the United States). The statement of operations data for the year ended December 31, 2012 and the year ended December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and December 31, 2011, respectively, provided below, is derived from the audited financial statements of Prestige and related notes thereto included herewith (the audit was conducted with respect to the financial statements of Prestige in conformity with accounting principles generally accepted in the United States).

	Six months ended	Year ended	Year ended
	June 30, 2013	December 31, 2012	December 31, 2011
Statement of operations data
Revenue	$(271,317)	$(267,624)	$386,085
Gross profit	$(271,317)	$(267,624)	$386,085
Income (Loss) from operations	$(117,741)	$29,018	$(21,551)
Net income (loss)	$(117,741)	$29,018	$36,139

	At June 30, 2013	At December 31, 2012	At December 31, 2011
Balance sheet data
Cash	$5,338	$5,338	$5,338
Other assets	$10,049,517	$9,908,442	$9,858,490
Total assets	$10,054,855	$9,913,780	$9,863,828
Total liabilities	$0	$195,626	$174,692
Total members’ equity (deficit)	$10,054,855	$9,718,155	$9,689,136

Management's Discussion and Analysis of Financial Condition and Results of Operations

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to EPCO and Prestige (as the Company did not have business operations of a material nature prior to the consummation of the Acquisitions).

.

Revenues and Losses

The Company has limited revenues from operations. Based solely on combining EPCO and Prestige, the Company would have been deemed to have revenues of $399,131 during the year ending 2011, ($263,204) in the year ended 2012 and ($269,176) for the first half of 2013.

The Company has a record of posting losses. Based solely on combining EPCO and Prestige, the Company would have been deemed to have net losses of $646,916 during the year ending 2011, $591,459 in the year ended 2012 and $880,767 for the first half of 2013.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to earn potential revenue from arrangement with Regency. As the Company expands its gas-producing capacity through expansion of its wells in Louisiana, the Company plans to achieve additional revenue.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

7

Critical Accounting Policies

For the years ending December 31, 2012 and December 31, 2011, respectively, the financial statements of EPCO and Prestige have been prepared and audited in accordance with generally accepted accounting principles in the United States. For the six months ended June 2013, the financial statements of EPCO and Prestige were audited in accordance with generally accepted accounting principles in the United States (preparation of the financial statements for Prestige and EPCO was made under generally accepted accounting principles in the United States (GAAP)).

The financial statements have been prepared under historical cost convention. The preparation of financial statements in conformity with r GAAP requires the use of certain critical accounting estimates and management of the Company to exercise its judgment in the process of applying accounting principles. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future.

Capital Resources

As of June 30, 2013, the Company (based on a combination of EPCO and Prestige) had cash available of $40,238.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business development and expansion plans. The Company expects an overall capital expenditure of about $4.5 million in 2014 as a result of supporting the subsidiary companies to complete the development of the existing 3 wells (approximately $1.5 million) in addition to drill one new well (approximately $3 million for one new well).

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a significant liquidity issue. However, the Company has been able to avoid such liquidity issues because of a revolving funding arrangement that it has in place with affiliated entities, Rasan Associates, LLC and Rasan Private Equity, Inc. (collectively, “Rasan”). Under this arrangement, the Company receives funding from a commodity sale and purchase agreement with Rasan (“Commodities Funding Agreement” or “CFA”). The Company received funding from Rasan Private Equity at 7% p.a. and the short term financing were renewed for another similar period upon expiration of the original term. Rasan Associates, LLC provided interest free short term funding. Most of these loans were converted into equity upon acquisition of EPCO and Prestige by the Company.

Under the Commodities Funding Agreement, the Company has a line of credit (through EPCO) from Rasan. Per the CFA, the Company may draw down funds from Rasan. The process is generally as follows: (1) EPCO submits to Rasan a request for a drawdown under the terms of the CFA; (2) Rasan initiates a commodities transaction with a broker after identifying a conforming commodity in the market; (3) Rasan purchases the commodity on a spot basis and immediately sells to EPCO deferred; (4) EPCO, after confirming the deferred purchase, sends a request to Rasan to sell the commodity on its behalf on spot basis; and (5) the broker sells the commodity on a spot basis to the market and proceeds are transferred to EPCO. The difference between the purchase deferred price and the spot sale price constitute the cost of financing on the books of EPCO. The total line of credit under the CA is $1.5 million. Each commodities transaction initiated per a draw request has its own terms of the transaction, which will determine the cost of financing to EPCO in each instance.

Discussion of Six Months ended June 30, 2013

Based on a combination of EPCO and Prestige the Company generated no revenues during the six months ended June 30, 2013. The Company posted net losses of $880,767 for the six months ended June 30, 2013. The expenses incurred and losses consisted primarily of funds expended to further the Company’s business and operational activities.

8

Discussion of the Year ended December 31, 2012

Based on a combination of EPCO and Prestige the Company generated revenues of ($263,204) during the year ended December 31, 2012. The Company posted net losses of $591,459 for the year ended December 31, 2012. The expenses incurred and losses consisted primarily of funds expended to further the Company’s business and operational activities.

Discussion of the Year ended December 31, 2011

Based on a combination of EPCO and Prestige the Company generated revenues of $399,131 during the year ended December 31, 2012. The Company posted net losses of $646,916 for the year ended December 31, 2012. The expenses incurred and losses consisted primarily of funds expended to further the Company’s business and operational activities.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Fuad Al-Humoud	50	President and Director	2013
Osman Kaldirim, Jr.	34	Director	2013
Dr. Osman Kaldirim	61	Vice-Chairman and Director	2013
Mel Bernstein	42	Director	2013

Fuad Al-Humoud

Fuad Al-Humoud serves as the President, Chairman of the Board of Directors of the Company, and is a director of the Company. Mr. Al-Humoud has 22 years of experience in banking, investments and real estate fields with particular emphasis on financial engineering, investment development (private equity, funds and direct investment), Treasury operations, portfolio management and leasing and project financing. Mr. Al-Humoud has extensive entrepreneur experience in activities related to business development and financial structuring for start-up as well as existing investment programs. Mr. Al-Humoud has over 15 years’ experience in establishing financial institutions in banking, finance, and the investment sector contributing to development of the business plan, and operational, investment and business policies. Mr. Al-Humoud continues to hold executive positions in Rasan Associates, LLC and Rasan Energy Company. He also holds the position of Chairman for Rasan Holding. He devotes about 60% of his time for the Company. Mr. Al-Humoud received his Bachelor of Science in Industrial Engineering degree in 1988 from The University of Miami.

Osman Kaldirim, Jr.

Osman Kaldirim, Jr. serves as a director of the Company. Mr. Kaldirim is a Petroleum Geologist with a broad background in prospect generation and prospect evaluation together with various operating management functions in oil and gas projects, including both U.S. and International projects. Mr. Kaldirim has over nine years’ experience in the Oil & Gas sector with main focus on Exploration & Development of unconventional Oil & Gas Projects using conventional and non-conventional drilling techniques, production planning and project management. Since 2005 to the present, Mr. Kaldirim has served as the Vice President and Chief Geologist at E&P Co., LLC and has been managing the drilling, exploration and development of multiple wells in their 10,000 acres, Northeast Caldwell CBM Project in Louisiana. Mr. Kaldirim received Master’s Degree in Petroleum/Structural Geology in 2004 from Oklahoma State University and his Bachelor of Science Degree in Geology from Texas A&M University in 2002. Mr Kaldirim is the son of Dr. Osman Kaldirim, one of the directors of the Company.

Dr. Osman Kaldirim

Dr. Osman Kaldirim serves as the Vice-Chairman and a director of the Company and Chairman of E&P Co., Dr. Kaldirim is currently the CEO and President of Delta Oil Company and also the president of Delta Oil Central Asia Company.  He is experienced in new project developments, negotiation and implementation of several on-shore and off-shore po; and gas projects.  He was also a member of a team for UNOCAL Company for new project development and contracts negotiation in the Central Asia. His work in Azerbaijan contributed towards the negotiation of the first production-sharing contract (PSC) for the Caspian Sea oil field development.  The contract intends that over $13 billion US Dollars are to be invested by twelve major oil companies from seven different countries.

Dr. Kaldirim has also made an important contribution to oil and gas pipeline projects in Central Asia including Baku- Tiflis- Ceyhan Oil pipeline.  Dr. Kaldirim became chairman of the gas pipeline project development (from Turkmenistan to Pakistan) named CentGas Company.  This project, currently on hold pending resolution of Afghanistan issues, requires an investment of approximately $4 billion US Dollars.  Dr. Kaldirim is one of the founders of one the major oil pipeline project named CentOil pipeline Company (from Kazakistan, Uzbakistan, Turkmensitan, to Arabian Sea port in Pakistan) expected to establish pipelines that will open a market to these Central Asian countries for their products and will create additional alternative sources for oil and gas for the rest of the world.  He has been involved in providing his consulting, contracting and representation services to engineering and construction and energy related companies for development and infrastructure projects in Central Asia and Middle East.

9

Dr. Kaldirim has also been involved in many other types of projects such as the development of the first Arabic/English microcomputers (he was a founder and developer of Research Computer Technology Company in California (RCTC)).  He was one of the developers and founders of American Fiber Optic Company in Long Beach California.  Dr. Kaldirim played a major role in the development of the high frequency low noise analog optical receiver and transmitter system for the U.S. defense department.  He has worked as senior scientist, advisor and consultant for many international companies and countries including the United States at the highest levels.

Dr. Kaldirim has more than 30 classified publications and scientific articles related to electronics, EMP, EMI, Fiber optic and integrated optics.  He also holds patents in Biomedical Engineering, specifically, micro-spherical protein movement using electromagnetic force in the body.  Dr. Kaldirim also has an associate professorship, awarded by the ministry of higher education in Turkey.

Dr. Kaldirim received his Bachelor’s degree in Electrical Engineering from Yildiz University in Istanbul in 1975 followed by his Master's Degree (MSc) in 1977, Engineering Degree (ED) in 1979, Ph.D. in 1981 and studied towards MBA in 1982 from the University of California Los Angeles (UCLA).  He holds both US and Turkish citizenship. Dr. Kaldirim is the father of Osman Kaldirim, Jr., one of the directors of the Company.

Mel Bernstein

Mel Bernstein serves as a director of the Company. Mr. Bernstein has over 20 years of real estate, finance and investment experience at the executive level. Mr. Bernstein has experience in generating, implementing and managing residential and commercial real estate services in sales, leasing, exclusive representation, property management and consulting. He currently holds the position of Vice President with RE/Max Optima, a Florida based real-estate company. From 1996 to 2013 Mr. Bernstein held management executive positions with Mel Bernstein Real Estate and from 1997 to 2010 with All Florida Funding/Real Property Mortgage Investors. In addition to approximately 1800 hours of professional development in real estate education and mortgage finance education, Mr. Bernstein holds multiple real estate licenses and enjoys membership with various professional organizations. Mr. Bernstein is a highly skilled and motivated professional. He has a proven track record in managing distressed projects making positive turn around. He is highly result oriented and can handle challenging business events. His experience surely meets the qualification needed to take the Company (WGE) into the next level. His independent advice and input serving as a director is without doubt a value to the company.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has one independent director – Mel Bernstein.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EPCO was a party to the lawsuit entitled Noram Drilling Company v. E&P Co International, LLC and E&P Co., LLC. The case has been pending in Caldwell Parish, Louisiana since originally filed in 2009. EPCO, which was a party to the suit, was dismissed following a motion for summary judgment adjudicated in its favor in 2013. Accordingly, EPCO is no longer a party to this proceeding.

Anticipated Officer and Director Remuneration

As a subsequent event of Company’s prior Form 8-k/Amendment No. 2 filing made on Feb 11, 2014 , the Company’s Board of Directors has determined the Company's (and its subsidiary companies) officers' and directors' remuneration as follows for 2013:

10

-At the Company (parent) level: compensation of $200,000 to the President and $10,000 to each of the four directors.

-At EPCO subsidiary level: compensation of $200,000 to the Chairman of EPCO.

At Prestige subsidiary level: None

As of December 2013, the Company has made an accrual of this Compensation payable to Company’s Officers and Directors.

Remuneration of Officers and Directors: Summary Compensation Table

At Company level

(Parent Company)

Name/Position	Year	Annual Earned Salary	Annual Payments Made	Bonus	Stock and Options	Compensation Plans	All Other Compensation	Annual Compensation Total

Fuad Al-Humoud	2013	$0	$0	$0	$0	$0	$210,000	$210,000
President and Director	2012	$0	$0	$0	$0	$0	$0	$0

Dr. Osman Kaldirim	2013	$0	$0	$0	$0	$0	$10,000	$10,000
Vice Chairman, Director	2012	$0	$0	$0	$0	$0	$0	$0

Osman Kaldirim Jr.	2013	$0	$0	$0	$0	$0	$10,000	$10,000
Vice President, EPCO	2012	$0	$0	$0	$0	$0	$0	$0

Mel Bernstein	2013	$0	$0	$0	$0	$0	$10,000	$10,000
Director	2012	$0	$0	$0	$0	$0	$0	$0

At Subsidiary level

(EPCO)

Name/Position	Year	Annual Earned Salary	Annual Payments Made	Bonus	Stock and Options	Compensation Plans	All Other Compensation	Annual Compensation Total
Dr. Osman Kaldirim	2013	$0	$0	$0	$0	$0	$200,000	$200,000
Chairman	2012	$0	$0	$0	$0	$0	$0	$0

Fuad Al-Humoud	2013	$0	$0	$0	$0	$0	$0	$0
Vice Chairman	2012	$0	$0	$0	$0	$0	$37,000	$37,000

Osman Kaldirim Jr.	2013	$126,720	$120,000	$30,000	$0	$0	$0	$156,720
Vice President	2012	$128,770	$128,770	$15,000	$0	$0	$0	$143,770

Steve Spafford	2013	$206,800	$200,000	$10,000	$0	$0	$0	$216,800
Operations Manager	2012	$204,615	$204,615	$5,000	$0	$0	$0	$209,615

11

At Subsidiary level

(PRESTIGE O&G)

NONE

The compensation shown above is presented for the calendar/fiscal years and 2013 and 2012, respectively, and is presented as of December 31, 2013.  The entries under “All Other Compensation” above indicate any amounts accrued for compensation to Directors for their board services in addition to one Director serving as President of the Company and one Officer at the subsidiary level.

In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company.

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Moosewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Mergers. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Mr. Fuad Al-Humoud, who is the President, Chairman and a director of the Company, was also a director of EPCO and Chairman of Prestige prior to the Acquisitions.

The Company has entered into interest free loan arrangements with its subsidiary companies EPCO and/or Prestige. EPCO has a revolving funding arrangement that it has in place with affiliated entity Rasan Private Equity, Inc. Under this arrangement, the Company receives funding from a commodity purchase and subsequent sale agreement with Rasan. Similarly, there were other funding arrangements with other affiliates of EPCO which were availed of during the last three years. Most of these loans were converted into equity upon acquisition of EPCO and Prestige by the Company.

The Company discloses the following related-party transactions with respected to indebtedness, as follows, during the years 2013, 2012 and 2011, respectively:

12

2013

Name of related party	Loan type	Largest aggregate amount of principal during period	Amount of outstanding principal at period end	Amount of principal paid during period	Amount of interest paid during period	Rate of interest
Dr. Mashhoor A. Almadodi	Term Loan	$500,000	-	$517,500	-	7.0%
Dr. Mashhoor A. Almadodi	Interest Free Financing	$350,000	-	$350,000	-	Nil
Dr. Osman Kaldirim, Sr.	Interest Free Financing	$150,000	-	$150,000	-	Nil
Caldwell (US) Inc.	Interest Free Financing	$149,475	-	$149,475	-	Nil
E & P Management and Development Co., LLC	Term Loan	$6,090,968	-	$6,090,968	-	7.0%
Prestige O & G, LLC	Term Loan	$4,496,759	-	$4,496,759	-	7.0%
Rasan Private Equity	Term Loan	$450,000	$453,981	-	-	3.54%
Rasan Private Equity	Term Loan	$2,484,000	-	$2,484,000	-	7.0%
Rasan Energy	Interest Free Financing	$136,612	-	$136,612	-	Nil
Rasan Associates	Interest Free Financing	$181,612	-	$181,612	-	Nil

13

2012

Name of related party	Loan type	Largest aggregate amount of principal during period	Amount of outstanding principal at period end	Amount of principal paid during period	Amount of interest paid during period	Rate of interest
Dr. Mashhoor A. Almadodi	Term Loan	$500,000	$500,000	-	-	Nil
Dr. Osman Kaldirim, Sr.	Interest Free Financing	$150,000	$150,000	-	-	Nil
Caldwell (US) Inc.	Interest Free Financing	$400,000	-	$400,000	-	Nil
E & P Management and Development Co., LLC	Term Loan	$6,000,000	$6,000,000	-	-	Nil
Prestige O & G, LLC	Term Loan	$4,537,500	$4,537,500	-	-	10.0%
Rasan Private Equity	Term Loan	$2,400,000	$2,400,000	-	-	10.0%
Rasan Private Equity	Term Loan	$1,837,565	-	$1,837,565	-	7.0%
Rasan Energy	Interest Free Financing	$25,000	$25,000	-	-	Nil
Rasan Associates	Interest Free Financing	$42,000	$39,928	$2,072	-	Nil

2011
Name of related party	Loan type	Largest aggregate amount of principal during period	Amount of outstanding principal at period end	Amount of principal paid during period	Amount of interest paid during period	Rate of interest
Dr. Mashhoor A. Almadodi	Term Loan	$500,000	$500,000	-	-	Nil
Dr. Osman Kaldirim, Sr.	Interest Free Financing	$150,000	$150,000	-	-	Nil
Caldwell (US) Inc.	Interest Free Financing	$400,000	$400,000	-	-	Nil
E & P Management and Development Co., LLC	Term Loan	$6,000,000	$6,000,000	-	-	Nil
Prestige O & G, LLC	Term Loan	$4,125,000	$4,125,000	-	-	10.0%
Rasan Private Equity	Term Loan	$2,000,000	$2,000,000	-	-	10.0%
Rasan Private Equity	Term Loan	$1,717,350	$1,717,350	-	-	7.0%

14

Name of Related Party	Relationship with the Company/Subsidiaries (in 2013/2012/2011)	Basis of Relationship: Related Party Transactions (Year 2013)	Basis of Relationship: Related Party Transactions (Year 2012 and 2011)

Dr. Mashhoor A. Almadodi	Equity Owner in Prestige and EPCO (Subsidiaries)	Dr. Almadodi is a managing member and principal of E&P Management and Development Co., LLC which holds 22,515,993 shares of the Company. He is also a managing member and principal of Delta O&G, LLC which holds 3,024,045 shares of the Company.	Dr. Almadodi is a managing member and principal of E&P Management and Development Co., LLC and Delta O&G, LLC. Uptill June 2013, E&P Management & Development Co., LLC held 21.5660% and 50% membership interests in EPCO (Subsidiary) and Prestige O&G (Subsidiary) respectively. Delta O&G, LLC also held 6.2356 % membership interest in EPCO (Subsidiary) through June 2013.

Dr. Osman Kaldirim Sr.	Equity Owner in Prestige and EPCO (Subsidiaries)	Dr. Kaldirim is a managing member and principal of E&P Management and Development Co., LLC which holds 22,515,993 shares of the Company. He is also a managing member and principal of Delta O&G, LLC which holds 3,024,045 shares of the Company.	Dr. Osman is a managing member and principal of E&P Management and Development Co., LLC and Delta O&G, LLC. Uptill June 2013, E&P Management & Development Co., LLC held 21.5660% and 50% membership interests in EPCO (Subsidiary) and Prestige O&G (Subsidiary) respectively. Delta O&G, LLC also held 6.2356 % membership interest in EPCO (Subsidiary) through June 2013.

Caldwell US, Inc.	Equity Owner in Prestige (Subsidiary)	Caldwell US, Inc. holds 13,584,993 shares of the Company.	Up to June 2013, Caldwell held 50% membership in Prestige O&G, LLC (subsidiary).

E&P Management and Development Co. , LLC	Equity Owner in Prestige and EPCO (Subsidiaries)	E&P Management and Development Co., LLC holds 22,515,993 shares of the Company and Dr. Kaldirim, one of the Directors of the Company is a managing member and principal of E&P Management and Development Co., LLC. Dr. Mashhoor Almadodi is also a member of E&P Management and Development Co., LLC.	Up to June 2013, E&P Management & Development Co., LLC held 21.5660% and 50% membership interests in EPCO (Subsidiary) and Prestige O&G (Subsidiary) respectively.

Prestige O&G, LLC	Equity Owner in EPCO (Subsidiary)	Prestige formerly held an interest in EPCO (which interest was withdrawn on June 30, 2013 in preparation for the Acquisitions) and is currently a partner with EPCO in its CBM Gas Project in the State of Louisiana.	Up to June 2013, Prestige O&G, LLC held 43.1320% membership interest in EPCO (Subsidiary).

Rasan Private Equity, Inc.	Loan provider to EPCO (Subsidiary)	Rasan Private Equity, Inc. holds 1,598,592 shares of the Company.	Loan provider to EPCO (Subsidiary) in 2012 and 2011

Rasan Energy Company	Loan provider to EPCO (Subsidiary)	Rasan Private Energy holds 2,400,000 shares of the Company.	Loan provider to EPCO (Subsidiary) in 2012

Rasan Associates, LLC	Equity Owner in EPCO (Subsidiary)	Rasan Associates, LLC holds 2,374,377 shares of the Company. Mr. Fuad Al-Humoud who is currently the President of the Company is a managing member and principal of Rasan Associates, LLC.	Upto June 2013, Rasan Associates, LLC held 1.1699% membership interest in EPCO (subsidiary).

15

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name	Position	Name of Shares of Common Stock		Percent of Class (1)

Fuad Al-Humoud	Chairman, President and Director	2,384,377	(2)	5%
8435 Chisholm Rd. Unit #9
Pensacola, Fl. 32514

Osman Kaldirim, Jr.	Director	22,515,993	(3)	47%
6363 San Felipe Dr., Apt # 215
Houston, TX 77057

Dr. Osman Kaldirim	Vice Chairman & Director	25,540,048	(4)	54%
Bulgurlu Mah. Bodrumi Cami Cikmazi 21 #6
Uskudar-Istanbul
Turkey

Dr. Mashhhoor Almadodi	5% shareholder	25,790,038	(5)	54%
Beyotat Al-Amaal
Office 26 - Jeddah
the cross of Sary Street with King Street
Po BOX - 11193 / 21453
Saudi Arabiya

Abdulla Al-Faddagh	5% shareholder	13,584,993	(6)	29%
Al-Rawda Block 5 Street 54 Building 11
Kuwait
PO Box 2483 Safat 13025

Ayedh Al-Hajeri	5% shareholder	2,400,000	(7)	5%
Hadiya Block 1 Street 5 Building 44
Kuwait
PO Box 2483 Safat 13025

Total owned by officers and directors		27,924,425		59%

(1) Based upon 47,595,000 shares outstanding as of the date of this report.

(2) Includes 2,374,377 shares held by Rasan Associates, LLC, a Texas limited liability company. Mr. Al-Humoud is a managing member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(3) Includes 22,515,993 shares held by E&P Management and Development Co., LLC, a Texas limited liability company. Mr. Kaldirim is a managing member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(4) Includes 3,024,045 shares held by Delta O&G, LLC, a Texas limited liability company. Dr. Kaldirim is a member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity. Includes also 22,515,993 shares held by E&P Management and Development Co., LLC, a Texas limited liability company. Dr. Kaldirim is a managing member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(5) Includes 3,024,045 shares held by Delta O&G, LLC, a Texas limited liability company. Dr. Almadodi is a member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity. Includes also 22,515,993 shares held by E&P Management and Development Co., LLC, a Texas limited liability company. Dr. Almadodi is a managing member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(6) Includes 13,584,993shares held by Caldwell US, Inc., a Delaware corporation. Mr. Al-Faddagh is an officer, director and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(7) Includes 2,400,000 shares held by Rasan Energy. Mr. Al-Hajeri is a principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

16

Risks and Uncertainties facing the Company

The Company has limited revenues to date, including during the recent six months ended June 30, 2013, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As a company with limited revenues to date, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue to identify suitable exploration and development opportunities that can be realized at a reasonable cost.

Due to financial constraints and the current stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. As the Company expands, the Company may need such partnerships and marketing campaigns to better build its business.

Risk Factors

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of success in operations.

There is no assurance that the Company’s exploration or development activities will be successful. Moreover, there is no assurance that any of the Company’s operations will have any ability to realize profits.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company operates in a sector generally regarded with high risk.

The Company operates in the broader oil and gas exploration and development sector, which is an industry typically characterized by high risk. The success of the Company may vary widely based on the ability to successfully extract natural gas. Material risks can arise on account of Drilling/Mechanical Complications, Permit timing, sensitive nature of the market of the gas prices and variation in Reservoir Thickness etc.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own approximately 59% of the Company’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

17

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for minimal intellectual property and trade secret protection in aspects of its business. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. Further, there is no guarantee that intellectual property currently in place adequately protects the Company or its business and operations.

Shares of common stock in the Company may be subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares purchased in this Offering may be subject to Rule 144 resale restrictions, and accordingly, investors may be subject to such resale limitations.

Reliance upon Rule 144 to sell securities may be unavailable to the Company, due to its previous status as a shell company, and if Rule 144 is not available (pursuant to Rule 144(i)), certain shares of common stock may have no ability for sale or transfer until the Company is allowed to rely upon Rule 144 of the Securities and Exchange Commission

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities may not be able to sell or transfer the shares of common stock in the Company until such time as the Company is able rely upon Rule 144.

18

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 31, 2012, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on May 16, 2013, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On July 31, 2012, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on May 16, 2013, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(3) On May 17, 2013, the Company issued 8,750,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933, as amended, as follows:

Names of Shareholders	No. of shares	Consideration

E&P Management and Development Co., LLC	3,821,396	$382.14
Caldwell US, Inc.	1,774,000	$177.40
Rasan Associates, LLC	100,000	$10.00
Delta O&G, LLC	552,604	$55.26
Rasan Private Equity	100,000	$10.00
Rasan Energy	2,400,000	$240.00
Univest	2,000	$0.20

(4) Beginning in July 2013 and continuing through the date of this report, shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering. The Company filed a Form D in August 2013.

19

Names of Shareholders	No. of shares	Consideration

Saad Salah Al-Ghanim	75,000	$75,000
Ahmad Yousef Al-Khalaf	30,000	$30,000
Yousef Yakoob Al-Salman	60,000	$60,000
Al-Rawda Investment for Real Estate Development and Projects Management Co.	500,000	$500,000
Al Majmow International Trading Est.	100,000	$100,000
Al Wadi Limited Co.	100,000	$100,000
Mashhhoor Ali O Almadodi	80,000	$80,000
Fatmah Abdulgader A Radwan	60,000	$60,000
Hajar Mashhor A Almadodi	30,000	$30,000
Zainab Mashhour A Almadodi	30,000	$30,000
Khawlah Mashhoor A Almadodi	30,000	$30,000
Aisha Mashhour A Almadodi	30,000	$30,000
Ali Mashhoor A Almadodi	30,000	$30,000
Mahmoud Mashhour A Almadodi	30,000	$30,000
Fuad Hamed Al-Humoud	10,000	$10,000
Hamad Fuad Al-Humoud	10,000	$10,000
Abdulaziz Fuad Al-Humoud	10,000	$10,000
Khaled Rashed Al-Hajeri	10,000	$10,000
Fakhrieh Muhammad Al-Hajeri	10,000	$10,000
Munirah Khaled Al-Hajeri	10,000	$10,000
Rashed Khaled Al-Hajeri	10,000	$10,000
Sarah Khaled Al-Hajeri	10,000	$10,000
Muhammad Khaled Al-Hajeri	10,000	$10,000
Ali Khaled Al-Hajeri	10,000	$10,000
Abdullah Khaled Al-Hajeri	10,000	$10,000
Tarek Al-Kasabi	50,000	$50,000
Mashhoor Ali O Almadodi	250,000	$250,000

(5) On September 25, 2013, the Company issued 13,337,280 shares of common stock to members of EPCO in connection with the EPCO Acquisition, as follows:

Shareholder Name	Number of Shares

Caldwell US, Inc.	6,542,580
Rasan Associates, LLC	274,377
EPMD, LLC	5,057,885
Delta O&G, LLC	1,462,438

(6) On September 25, 2013, the Company issued 13,296,950 shares of common stock to retire debt of EPCO in connection with the EPCO Acquisition, as follows:

Shareholder Name	Number of Shares

Caldwell US, Inc.	210,528
Rasan Associates, LLC	2,000,000
Rasan Private Equity, Inc.	1,498,592
EPMD, LLC	8,578,827
Delta O&G, LLC	1,009,003

(7) On September 25, 2013, the Company issued 10,115,770 shares of common stock to members of Prestige in connection with the Prestige Acquisition, as follows:

Shareholder Name	Number of Shares

Caldwell US, Inc.	5,057,885
EPMD, LLC	5,057,885

ITEM 5.02 Change in Number of Directors; Election of Directors

In connection with the Acquisitions, the Company has expanded its size of the board of directors to four (4) seats. The term of each director shall be three (3) years.

20

ITEM 5.06 Change in Shell Company Status

The Company has acquired EPCO and Prestige, each of which has a defined business plan, and accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of EPCO, including balance sheets as of June 30, 2013, December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the six months ending June 30, 2013, year ending December 31, 2012 and the year ended December 31, 2011, respectively, are included herewith.

The audited financial statements of Prestige, including balance sheets as of June 30, 2013, December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the six months ending June 30, 2013, year ending December 31, 2012 and the year ended December 31, 2011, respectively, are included herewith.

Exhibits

2.1+	Exchange Agreement
2.2.+	Exchange Agreement
10.1+	Coalbed Methane Lease
10.2+	Amendments to Coalbed Methane Lease
10.3+	Agreement with Regency Gas
10.4+	Amendments to Agreement with Regency Field Services
10.5++	Agreement with Tiber Creek Corporation
10.6++	Funding Arrangement with Rasan Private Equity
10.7++	Employment Agreement of Stephen Spafford
10.8++	Employment Agreement of Samta Gupta.
10.9+++	Financing Arrangement with Rasan Private Equity
10.10+++	Escrow Agreement
10.11+++	Drilling Bid Proposal and Daywork Drilling Contract
10.12	Lease for Washington Project
10.13	Master Agreement for Purchase and Sale of Commodities Dated September 10, 2009
10.14	Material terms of Commodity Sale and Purchase Agreement with Rasan

+ Previously filed with Form 8-K on October 4, 2013 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++Previously filed with Form 8-K on February 11, 2014 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++Previously filed with Form 8-K on March 26, 2014 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

21

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

WOODGATE ENERGY CORPORATION

Date: May 6, 2014	/s/ Fuad Al-Humoud
President

22

Clay Thomas, P.C.

Certified Public Accountant

P.O. Box 311195

Houston, Texas 77231

(281) 253-9637 (office)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of E & P Co., LLC

I have audited the accompanying statement of financial position of E & P Co., LLC as of June 30, 2013 and December 31, 2012, and the related statements of income, members’ equity and cash flows for each of the periods ending June 30, 2013 and December 31, 2012. E & P Co., LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E & P Co., LLC as of June 30, 2013 and December 31, 2012, and the results of its operations and its cash flows for each of the periods ending June 30, 2013 and December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

September 10, 2013

E & P Co., LLC

Statement of Financial Position

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and Cash Equivalents	34,900	47,762
Accounts Receivable	-	751,231
Total Current Assets	34,900	798,993

Other Current Assets
Accrued Gas Sales Income	655	933
Prepaid Expense	12,500	12,500
Refundable Deposits	11,204	11,204
Total Other Current Assets	24,359	24,637

Total Current Assets	59,259	823,629

Fixed Assets
Intangible Assets	8,157,352	-
Project Under Development	9,137,323	18,318,960
Property and Equipment	33,403	33,403
Furniture and Fixtures	39,236	39,236
Accumulated Depreciation	(70,470)	(69,746)
Total Fixed Assets	17,296,844	18,321,853

TOTAL ASSETS	17,356,103	19,145,482

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	235,508	690,137
Accrued Expense	360,049	126,563
Payroll Tax Liabilities	10,063	8,274
Total Accounts Payable	605,620	824,973

Other Current Liabilities
Notes Payable	798,367	714,928
Total Other Current Liabilities	798,367	714,928
Total Current Liabilities	1,403,987	1,539,901

Long-Term Liabilities	9,092,467	12,937,500
Total Long-Term Liabilities	9,092,467	12,937,500

Total Liabilities	10,496,454	14,477,401

Equity
Members' Capital Accounts	6,859,649	4,668,081
Total Equity	6,859,649	4,668,081

TOTAL LIABILITIES & EQUITY	17,356,103	19,145,482

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Operations

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012

Ordinary Income
Income
Income	2,141	4,420
Total Income / (loss)	2,141	4,420
Gross Profit / (loss)	2,141	4,420
Direct Operating Costs
Geographical and Geological	2,212	1,845
Royalty	19,594	589
Total Direct Operating Costs	21,806	2,433

General and Administrative Costs
Bad Debt	107,302	-
Bank charges	453	345
Communication	412	6,395
Depreciation and Amortization	723	2,893
Employee Insurance	4,512	8,731
Insurance	8,708	29,436
License Fees	126	124
Miscellaneous	265	1,187
Office Equipment	930	3,308
Payroll	223,869	581,856
Professional Fees	358,174	149,228
Rent	19,692	29,568
Stationery	1,125	2,076
Taxes	4,028	-
Travel and Accommodations	11,375	47,880
Utilities	1,667	961

Total Professional Fees	743,361	863,989

Total Expense	765,167	866,422

Other Income/Expense
Other Income	-	241,526
Other Expense	-	-
Total Other Income/Expense	-	241,526

Net Ordinary Income / (loss)	(763,026)	(620,477)

Net Income / (loss)	(763,026)	(620,477)

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Cash Flows

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012

Operating Activities
Net Income	(763,026)	(620,477)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	(454,619)	508,686
Accounts Receivable	751,231	(437,561)
Accrued Expense	233,486	188,834
Accrued Gas Sales Income	279	(690)
Accrued Interest Income	-	43,844
Accrued Interest Expense	-	-
Credit Cards	(10)	(17)
Deposits	-	(3,928)
Depreciation	723	2,893
Investments	-	-
Payroll Tax Liabilities	1,789	8,305
Prepaid Expense	-	12,352
Net cash provided / (used) by Operating Activities	(230,147)	(297,757)

Investing Activities
Project Under Development	(517,880)	(965,361)
Property and Equipment	-	(388)
Net cash provided / (used) by investing activities:	(517,880)	(965,748)

Financing Activities
Investment from Members	-	1,515,000
Notes Payable	735,166	(109,912)
Net cash provided by Financing Activities	735,166	1,405,088
Net cash increase for period	(12,861)	141,583
Cash at Beginning of Period	47,762	(93,821)
Cash at end of period	34,900	47,762

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Members' Equity

For the Period Ending June 30, 2013

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	3,577,344	(2,245,982)	1,331,362

Net Income / (loss)	-	(874,748)	(874,748)

Balance December 31, 2010	3,577,344	(3,120,730)	456,614

Member Investment	4,000,000	-	4,000,000

Net Income / (loss)	-	(683,055)	(683,055)

Balance December 31, 2011	7,577,344	(3,803,785)	3,773,559

Member Investment	1,515,000	-	1,515,000

Net Income / (loss)	-	(620,477)	(620,477)

Balance December 31, 2012	9,092,344	(4,424,262)	4,668,082

Member Investment	2,954,593	-	2,954,593

Net Income / (loss)	-	(763,026)	(763,026)

Balance June 30, 2013	12,046,937	(5,187,288)	6,859,649

See accompanying notes to the financial statements.

Notes to Financial Statements

The accompanying financial statements and the supporting and supplemental material are the responsibility of the management of E & P Co., LLC.

The Company’s principal business is energy, involving exploration, production, transportation and sale of crude oil and natural gas.

The preparation of the financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

1.	Summary of Accounting Policies

Revenue Recognition. The Company generally produces and sells crude oil, natural gas and petroleum at prevailing market prices. In some cases (e.g., natural gas), products may be sold under long-term agreements, with periodic price adjustments. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectability is reasonably assured.

Revenues from the production of natural gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest. Difference between actual production and net working interest volumes are not significant.

Purchase and sales of inventory with the same counterparty that are entered in to contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

Sales-Based Taxes. The Company reports sales and excise taxes on sales transactions on a gross basis of the Statement of Income (included in both revenues and costs).

Derivative Instruments. The Company does not currently make use of derivative instruments. When such use is enabled, the Company will not engage in speculative derivative activities or derivative trading activities, nor use derivatives with leveraged features. Should the Company enter into derivative transactions, it will be to offset exposures associated with interest rates, foreign currency exchange rates and hydrocarbon prices that arise from existing assets, liabilities and forecasted transactions.

The gains and losses resulting from changes in the fair value of derivatives will be recorded in income. In some cases, the Company may designate derivatives as fair value hedges, in which the gains and losses are offset in income by the gains and losses arising from changes in the fair value of the underlying hedged item.

Fair Value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

Inventories. Crude oil, products and merchandise inventories are carried at the lower of current market value or cost (generally determined under the last-in, first-out method – LIFO). Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory costs. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment. Depreciation, depletion, and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production or the straight-line method, which is based on an estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multi-year projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company carries as assets exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves.

Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using unit-of-production rates based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, oil and gas volumes are considered produced once they have been measured through meters at custody transfer or sales transactions points at the outlet valve on the lease or field storage tank.

Production costs are expensed as incurred. Production involves lifting oil and gas to the surface and gathering, treating, field processing and field storage of the oil and gas. The production function normally terminates at the outlet valve on the lease or field production storage tank. Production costs are those incurred to operate and maintain the Company’s wells and related equipment and facilities. They become part of the cost of oil and gas produced. These costs, sometimes referred to as lifting costs, include such items as labor costs to operate the wells and related equipment; repair and maintenance costs on the wells and equipment; materials, supplies, and energy costs required to operate the wells and related equipment; and administrative expenses related to the production activity.

Proved oil and gas properties held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for crude oil commodity prices, refining and chemical margins, and foreign currency exchange rates. Annual volumes are based on field production profiles, which are also updated annually. Prices for natural gas and other products are based on corporate plan assumptions developed annually and also for investment evaluation purposes. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an approximately risk-adjusted amount of these reserves may be included in the impairment evaluation. An asset group would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount the carrying value exceeds fair value.

Significant unproved properties are assessed for impairment individually, and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. Properties that are not individually significant are aggregated by groups and amortized based on development risk and average holding period. The valuation allowances are reviewed at least annually.

Gains on sales of proved and unproved property are only recognized when there is neither uncertainty about the recovery of costs applicable to any interest retained nor any substantial obligation for future performance by the Company.

Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Asset Retirement Obligations and Environmental Liabilities. The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties and projected cash expenditures are not discounted.

2.	Accounting Changes

The Company did not adopt authoritative guidance in 2013 that had a material impact on the Company’s financial statements.

3.	Cash Flow Information

The Statement of Cash Flows provides information about changes in cash and cash equivalents. Highly liquid investments with maturities of three months or less when acquired are classified as cash equivalents.

4.	Long-Term Debt

At June 30, 2013 and December 31, 2012, long-term debt consisted of $9,092,467 and $12,937,500, respectively. Summarized long-term debt at June 30, 2013 and at year end 2012 are shown in the table below:

	June 30, 2013	December 31, 2012
E & P Management and Development, LLC	6,090,967	6,000,000
Prestige O & G, LLC	-	4,537,500
Caldwell (US) Inc.	-	-
Mashhoor Almadodi	517,500	-
Rasan Private Equity	2,484,000	2,400,000
Total	9,092,467	12,937,500

5.	Related Party Transactions

Summarized transactions involving related parties at June 30, 2013 and December 31, 2012 are shown in the table below:

Accounts Receivable

	June 30, 2013	December 31, 2012
Balance at January 1	751,230	357,515
E & P Co. International, LLC	(496,954)	401,925
Caldwell (US) Inc.	(21,066)	6,270
E & P Management and Development, LLC	(40,645)	5,900
Prestige O & G, LLC	(189,725)	20,934
Delta O & G, LLC	(708)	400
Rasan Private Equity	(2,132)	2,132
UniVest Inc.	-	(43,845)

Total	-	751,231

Notes Payable

	June 30, 2013	December 31, 2012
Balance at January 1	13,652,428	12,675,000
Rasan Private Equity	534,000	400,000
Prestige O & G, LLC	(4,537,500)	412,500
EPMD, LLC	90,967	-
Mashhoor Almadodi	216,392	500,000
Osman Kaldirim, Sr.	(150,000)	-
Rasan Associates, LLC	(8,315)	39,928
Rasan Energy	80,000	25,000
Caldwell (US) Inc.	12,862	(400,000)
Total	9,890,834	13,652,428

Accounts Payable

	June 30, 2013	December 31, 2012
Balance at January 1	58,335	22,476
Rasan Holding	-	26,490
Osman Kaldirim, Sr.	6,414	9,369
Fuad AlHumoud	1,375	-
Robert Leidich	2,000	-
Total	68,124	58,335

On June 30, 2013, Prestige O & G, LLC, a shareholder in the Company had its interest redeemed by the Company though the transfer of a comparable interest in the Company’s Project Under Development. Subsequent to this transaction, E & P Co., LLC and Prestige O & G, LLC executed a joint operating agreement involving that asset.

6.	Investments, Advances and Long-Term Receivables

The Company had no investments, advances, or long-term receivables as of June 30, 2013 and December 31, 2012.

7.	Litigation and other Contingencies

A variety of claims have been made against E & P Co., LLC in a currently pending lawsuit. Management has regular litigation reviews, including updates from corporate and outside counsel, to assess the need for accounting recognition or disclosure of these contingencies. The Company accrues an undiscounted liability for those contingencies where the incurrence of loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For purposes of our contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed. E & P Co., LLC will continue to defend itself vigorously in these matters. Based on a consideration of all relevant facts and circumstances, the Company does not believe the ultimate outcome of any currently pending lawsuit against E & P Co., LLC will have a material adverse effect upon the Company’s operations, financial condition, or financial statements taken as a whole.

On April 16, 2009, Noram Drilling Company filed an original complaint against E & P Co. International, LLC and E & P Co., LLC in the 37th District Court of Louisiana, arguing E & P Co., LLC was liable for breach of contract by E & P Co., LLC under the theory of single enterprise liability. The Company argues no such single enterprise liability exists as the contract is to be construed under Texas law. On January 16, 2013, the 37th District Court in the Parish of Caldwell, Louisiana, the court granted E & P Co., LLC’s Motion for Summary Judgment, holding the Company not to be a party to the drilling contract. The Court further denied NorAm’s Motion for Summary Judgment for damages. On December 11, 2013, the Court of Appeals of the Second Circuit of the State of Louisiana affirmed the trial court’s finding.

8.	Income, Sales-Based and Other Taxes

The Company is organized as a Limited Liability Company under the laws of the State of Texas. For federal income tax purposes, the Company is treated as a partnership with all income and expense flowing through to the members. As such, the Company has no federal income tax liability.

The Company has not been subjected to severance tax for sales of gas from its Louisiana project. This severance tax is paid by the buyer and withheld from the settlement amount on the sale.

9.	Supplemental Information on Oil and Gas Exploration and Production

The results of operations for producing activities shown below do not include earnings from nonoperating activities.

Results of Operations for the Six Months Ending	June 30, 2013	June 30, 2012
Revenue
Sales to third parties	2,141	907

Production costs excluding taxes	2,212	1,845
Exploration expenses incurred	-	268,394
Exploration expenses capitalized at December 31, 2012	-	(268,394)
Taxes other than income	-	-
Related income tax	-	-
Results of producing activities	(71)	(938)

Management’s judgment regarding the project’s capitalization of exploration well costs is based upon its current inability to estimate reserves. Currently, the project requires additional investment and approximately six months production history at substantially higher rates before an appropriate valuation of proved reserves may be made. The Company anticipates the following costs necessary to achieve proven reserve status of which E & P Co., LLC will be responsible for its interest accordingly:

Description	Cost
Addition of new saltwater disposal well	1,000,000
Re-drill Well No. 1	1,000,000
Replace pumps on Wells No. 4 and 5	200,000
Proved reserves valuation	25,000
-
Net costs	2,225,000

As of June 31, 2013 and December 31, 2012, the amounts of capitalized exploratory well costs pending determination of proved reserves was as follows:

Capitalized Costs	June 30, 2013	December 31, 2012
Property (acreage)
Unproved	30,322	30,322
Total property costs	30,322	30,322
Producing assets	9,107,001	18,288,638
Incomplete construction	-	-
Total capitalized	-	-
Accumulated depreciation and depletion	-	-
Net capitalized costs	9,137,323	18,318,960

The aging of amounts of capitalized well costs and number of projects are as follows:

Period Ending December 31	Well Costs Capitalized for the Period	Number of Projects
2008	5,536,873	1
2009	2,986,906	1
2010	3,544,207	1
2011	5,285,613	1
2012	965,360	1
June 30, 2013	517,881	1
Redemption by Prestige O & G, LLC	(9,699,517)
Total	9,137,323

As of June 30, 2013 and December 31, 2012, the amounts of capitalized costs related to oil and gas producing activities was as follows:

	2013	2012
Unproved oil and gas properties	9,137,323	18,318,960
Proved oil and gas properties	-	-
Accumulated depreciation, depletion and amortization, and valuation allowances	-	-
Net capitalized costs	9,137,323	18,318,960

Costs Incurred In Oil And Gas Property Acquisition, Exploration And Development For The Period Ended June 30, 2013 and the year ended December 31, 2012

	2013	2012
Acquisition of Properties
Proved	-	-
Unproved	10,000	10,000
Exploration Costs	2,212	1,845
Development Costs	242,658	955,361

10.	Subsequent Events

In the third quarter of 2013, holders of long-term notes payable elected to convert the debt owed to them into equity in the Company. These transactions extinguished all long-term debt owed by the Company.

The Company intends to contract D & D Drilling and Exploration for the drilling of the disposal well and anticipates production in paying quantities with an appropriate valuation of reserved to follow shortly thereafter.

Clay Thomas, P.C.

Certified Public Accountant

P.O. Box 311195

Houston, Texas 77231

(281) 253-9637 (office)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of E & P Co., LLC

I have audited the accompanying Statement of Financial Position of E & P Co., LLC as of December 31, 2012 and 2011, and the related Statements of Operations, Changes of Members’ Equity and Cash Flows for each of the two years ending December 31, 2012. E & P Co., LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the Statement of Financial Position of E & P Co., LLC as of December 31, 2012 and 2011, and the results of its Statements of Operations, Changes in Members’ Equity and its Cash Flows for each of the two years ending December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

February 12, 2013

E & P Co., LLC

Statement of Financial Position

For the Years Ending December 31, 2012 and 2011

	2012	2011
ASSETS
Current Assets
Cash and Cash Equivalents	47,762	(93,821)
Accounts Receivable	933	243
Accounts Receivable - Related Parties	751,231	357,515
Total Current Assets	799,926	263,937

Other Current Assets
Prepaid Expense	12,500	24,852
Refundable Deposits	11,204	7,276
Total Other Current Assets	23,704	32,128

Total Current Assets	823,630	296,065

Fixed Assets
Project Under Development	18,318,960	17,353,603
Property, Plant and Equipment	2,893	5,399
Total Fixed Assets	18,321,853	17,359,002

Non-Current Assets
Investment Property	-	1,542,510
Total Non-Current Assets	-	1,542,510

TOTAL ASSETS	19,145,483	19,197,577

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	640,075	94,036
Accounts Payable - Related Parties	58,335	22,476
Accrued Expense	126,563	415,156
Total Accounts Payable	824,973	531,668

Other Current Liabilities
Notes Payable - Related Parties	714,928	2,367,350
Total Other Current Liabilities	714,928	2,367,350
Total Current Liabilities	1,539,901	2,899,018

Long-Term Liabilities
Notes Payable - Related Parties	12,937,500	12,525,000
Total Long-Term Liabilities	12,937,500	12,525,000

Total Liabilities	14,477,401	15,424,018

Equity
Members' Capital Accounts	9,092,344	7,577,344
Retained Earnings	(4,424,262)	(3,803,785)
Total Equity	4,668,082	3,773,559
TOTAL LIABILITIES & EQUITY	19,145,483	19,197,577

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Operations

For the Years Ending December 31, 2012 and 2011

	2012	2011

Ordinary Income
Income
Income	4,420	13,046
Total Income / (loss)	4,420	13,046
	4,420	13,046
Direct Operating Costs
Geographical and Geological	1,844	1,752
Royalty	589	2,124
Total Direct Operating Costs	2,433	3,876

General and Administrative Costs
Advertising and Promotion	-	2,187
Bank charges	345	804
Depreciation and Amortization	2,893	4,851
Insurance	29,436	15,227
Legal	133,416	51,737
License Fees	124	2,397
Miscellaneous	1,187	1,863
Payroll	590,587	469,995
Professional Fees	15,481	39,630
Property Tax	332	1,721
Rent	29,568	24,000
Supplies	5,384	7,278
Telephone	6,395	7,927
Travel	47,880	102,642
Utilities	962	1,116
Total General and Administrative Cost	863,990	733,375

Total Expense	866,423	737,251

Other Income/Expense
Other Income	241,526	41,150
Total Other Income/Expense	241,526	41,150

Net Other Income / (loss)	241,526	41,150

Net Income / (loss)	(620,477)	(683,055)

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Cash Flows

For the Years Ending December 31, 2012 and 2011

Increase (Decrease) in Cash and Cash Equivalents

	2012	2011

Operating Activities
Net Income	(620,477)	(683,055)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	573,616	(243,564)
Accounts Receivable	(437,561)	(129,979)
Accrued Expense	113,226	(4,743)
Accrued Gas Sales Income	(690)	-
Accrued Interest Income	43,844	(24,806)
Accrued Interest Expense	(401,820)	-
Credit Cards	(17)	(613)
Deposits	(3,928)	(7,276)
Depreciation	2,893	4,851
Investments	1,542,510	-
Payroll Tax Liabilities	8,305	(24,784)
Prepaid Expense	12,352	-
Restricted Cash	-	161,000
Net cash provided / (used) by Operating Activities	832,253	(952,969)

Investing Activities
Purchase of Certificate of Deposit	-	-
Project Under Development	(965,360)	(5,285,613)
Property and Equipment	(388)	(1,337)
Net cash provided / (used) by investing activities:	(965,748)	(5,286,950)

Financing Activities
Investment from Members	1,515,000	4,000,000
Notes Payable	(1,239,922)	1,537,350
Members' Equity	-	-
Net cash provided by Financing Activities	275,078	5,537,350
Net cash increase for period	141,583	(702,569)
Cash at Beginning of Period	(93,821)	608,748
Cash at end of period	47,762	(93,821)

Supplemental Disclosures

Cash paid during the year for:
Interest (net of amount capitalized)	-	-
Income Taxes	-	-

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Members' Equity

For the Year Ending December 31, 2012

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	3,577,344	(2,245,982)	1,331,362

Net Income / (loss)	-	(874,748)	(874,748)

Balance December 31, 2010	3,577,344	(3,120,730)	456,614

Member Investment	4,000,000	-	4,000,000

Net Income / (loss)	-	(683,055)	(683,055)

Balance December 31, 2011	7,577,344	(3,803,785)	3,773,559

Member Investment	1,515,000		1,515,000

Net Income/(loss)		(620,477)	(620,477)

Balance December 31, 2012	9,092,344	(4,424,262)	4,668,082

See accompanying notes to the financial statements.

Notes to Financial Statements

The accompanying financial statements and the supporting and supplemental material are the responsibility of the management of E & P Co., LLC.

The Company’s principal business is energy, involving exploration, production, transportation and sale of crude oil and natural gas.

The preparation of the financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

1.	Summary of Accounting Policies

Revenue Recognition. The Company generally sells crude oil, natural gas and petroleum at prevailing market prices. In some cases (e.g., natural gas), products may be sold under long-term agreements, with periodic price adjustments. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, process are fixed or determinable and collectability is reasonably assured.

Revenues from the production of natural gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest. Difference between actual production and net working interest volumes are not significant.

Purchase and sales of inventory with the same counterparty that are entered in to contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

Sales-Based Taxes. The Company reports sales and excise taxes on sales transactions on a gross basis of the Statement of Income (included in both revenues and costs).

Derivative Instruments. The Company does not currently make use of derivative instruments. When such use is enabled, the Company will not engage in speculative derivative activities or derivative trading activities, nor use derivatives with leveraged features. Should the Company enter into derivative transactions, it will be to offset exposures associated with interest rates, foreign currency exchange rates and hydrocarbon prices that arise from existing assets, liabilities and forecasted transactions.

The gains and losses resulting from changes in the fair value of derivatives will be recorded in income. In some cases, the Company may designate derivatives as fair value hedges, in which the gains and losses are offset in income by the gains and losses arising from changes in the fair value of the underlying hedged item.

Fair Value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

Inventories. Crude oil, products and merchandise inventories are carried a the lower of current market value or cost (generally determined under the last-in, first-out method – LIFO). Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory costs. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment. Depreciation, depletion, and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production or the straight-line method, which is based on an estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multi-year projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company carries as an asset exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves.

Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using unit-of-production rates based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, oil and gas volumes are considered produced once they have been measured through meters at custody transfer or sales transactions points at the outlet valve on the lease or field storage tank.

Production costs are expensed as incurred. Production involves lifting oil and gas to the surface and gathering, treating, field processing and field storage of the oil and gas. The production function normally terminates at the outlet valve on the lease or field production storage tank. Production costs are those incurred to operate and maintain the Company’s wells and related equipment and facilities. They become part of the cost of oil and gas produced. These costs, sometimes referred to as lifting costs, include such items as labor costs to operate the wells and related equipment; repair and maintenance costs on the wells and equipment; materials, supplies, and energy costs required to operate the wells and related equipment; and administrative expenses related to the production activity.

Proved oil and gas properties held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for crude oil commodity prices, refining and chemical margins, and foreign currency exchange rates. Annual volumes are based on field production profiles, which are also updated annually. Prices for natural gas and other products are based on corporate plan assumptions developed annually and also for investment evaluation purposes. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an approximately risk-adjusted amount of these reserves may be included in the impairment evaluation. An asset group would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount the carrying value exceeds fair value.

Significant unproved properties are assessed for impairment individually, and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. Properties that are not individually significant are aggregated by groups and amortized based on development risk and average holding period. The valuation allowances are reviewed at least annually.

Gains on sales of proved and unproved property are only recognized when there is neither uncertainty about the recovery of costs applicable to any interest retained nor any substantial obligation for future performance by the Company.

Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Asset Retirement Obligations and Environmental Liabilities. The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties and projected cash expenditures are not discounted.

2.	Accounting Changes

The Company did not adopt authoritative guidance in 2012 that had a material impact on the Company’s financial statements.

3.	Cash Flow Information

The Statement of Cash Flows provides information about changes in cash and cash equivalents. Highly liquid investments with maturities of three months or less when acquired are classified as cash equivalents.

4.	Long-Term Debt

At December 31, 2012, long-term debt consisted of $12,937,500 due in U.S. dollars. This amount excludes that portion of long-term debt which matures within one year and is included in current liabilities.

Summarized long-term debt at year end 2012 and 2011 are shown in the table below:

	2012	2011
E & P Management and Development, LLC	6,000,000	6,000,000
Prestige O & G, LLC	4,537,500	4,125,000
Caldwell (US) Inc.	-	400,000
Rasan Private Equity	2,400,000	2,000,000
Total	12,937,500	12,525,000

5.	Related Party Transactions

Summarized transactions involving related parties at year end 2012 and 2011 are shown in the table below:

Accounts Receivable

	2012	2011
Balance at January 1	357,515	200,390
E & P Co. International, LLC	401,925	95,029
Caldwell (US) Inc.	6,270	6,899
E & P Management and Development, LLC	5,900	7,274
Prestige O & G, LLC	20,934	23,052
Delta O & G, LLC	400	308
Rasan Private Equity	2,132	-
UniVest, Inc.	(43,845)	24,563

At December 31	751,231	357,515

Notes Payable

	2012	2011
Balance at January 1	14,892,350	13,355,000
Rasan Private Equity	(1,317,350)	112,350
Prestige O & G, LLC	412,500	375,000
Mashhoor Almadodi	-	500,000
Osman Kaldirim, Sr.	-	150,000
Rasan Associates, LLC	39,928
Rasan Energy	25,000	400,000
Caldwell (US) Inc.	(400,000)	-
At December 31	13,652,428	14,892,350

Accounts Payable

	2011	2011
Balance at January 1	22,476	31,438
Osman Kaldirim, Sr.	9,369
Rasan Holding	26,490	(8,962)
Total	58,335	22,476

6.	Investments, Advances and Long-Term Receivables

The balance of investments at year end 2012 and 2011 was $0 and $1,542,510, respectively. The investments were held with Univest, Inc., an entity located in the Cayman Islands, for the purpose of participating in investment transactions in compliance with Islamic Sharia’s principles. The investment agreement is subject to the laws of the State of New York to the extent they do not conflict with the provisions of Islamic Sharia principles. Venue for any dispute as to the terms of the agreement is subject to arbitration with a duly authorized representative of the American Arbitration Association.

In 2012, Rasan Private Equity assumed ownership and possession of the investment in the Univest account in satisfaction of its outstanding loan.

7.	Litigation and other Contingencies

A variety of claims have been made against E & P Co., LLC in a currently pending lawsuit. Management has regular litigation reviews, including updates from corporate and outside counsel, to assess the need for accounting recognition or disclosure of these contingencies. The Company accrues an undiscounted liability for those contingencies where the incurrence of loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For purposes of our contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed. E & P Co., LLC will continue to defend itself vigorously in these matters. Based on a consideration of all relevant facts and circumstances, the Company does not believe the ultimate outcome of any currently pending lawsuit against E & P Co., LLC will have a material adverse effect upon the Company’s operations, financial condition, or financial statements taken as a whole.

On April 16, 2009, Noram Drilling Company filed an original complaint against E & P Co. International, LLC and E & P Co., LLC in the 37th District Court of Louisiana, arguing E & P Co., LLC was liable for breach of contract by E & P Co., LLC under the theory of single enterprise liability. The Company argues no such single enterprise liability exists as the contract is to be construed under Texas law.

8.	Income, Sales-Based and Other Taxes

The Company is organized as a Limited Liability Company under the laws of the State of Texas. For federal income tax purposes, the Company is treated as a partnership with all income and expense flowing through to the members. As such, the Company has no federal income tax liability.

The Company has not been subjected to severance tax for sales of gas from its Louisiana project. This severance tax is paid by the buyer and withheld from the settlement amount on the sale.

9.	Supplemental Information on Oil and Gas Exploration and Production

The results of operations for producing activities shown below do not include earnings from nonoperating activities.

Results of Operations	2012	2011
Revenue
Sales to third parties	4,420	13,046

Production costs excluding taxes	2,433	3,876
Exploration expenses	-	-
Depreciation and depletion	-	-
Taxes other than income	-	-
Related income tax	-	-
Results of producing activities	1,987	9,170

Capitalized Costs	2012	2011
Property (acreage)
Unproved	30,322	19,322
Total property costs	30,322	19,322
Producing assets	18,288,638	17,334,281
Incomplete construction	-	-
Total capitalized	-	-
Accumulated depreciation and depletion	-	-
Net capitalized costs	18,318,960	17,353,603

The aging of amounts of capitalized well costs and number of projects are as follows:

Period Ending December 31	Well Costs Capitalized for the Period	Number of Projects
2008	5,536,873	1
2009	2,986,906	1
2010	3,544,207	1
2011	5,285,614	1
2012	965,360	1

Total	18,318,960

As of December 31, 2012 and 2011, the amounts of capitalized costs related to oil and gas producing activities was as follows:

	2012	2011

Unproved oil and gas properties	18,318,960	17,353,603
Proved oil and gas properties	-	-
Accumulated depreciation, depletion and amortization, and valuation allowances	-	-
Net capitalized costs	18,318,960	17,353,603

Costs Incurred In Oil And Gas Property Acquisition, Exploration And Development For The Years Ended December 31, 2012 And 2011

	2012	2011
Acquisition of Properties
Proved	-	-
Unproved	10,000	10,000
Exploration Costs	1,845	1,752
Development Costs	955,361	953,605

10.	Subsequent Events

None noted.

Clay Thomas, P.C.

Certified Public Accountant

8302 Hausman Road

No. 518

San Antonio, Texas 78249

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of E & P Co., LLC

I have audited the accompanying Statement of Financial Position of E & P Co., LLC as of December 31, 2011 and 2010, and the related Statements of Operations, Changes of Members’ Equity and Cash Flows for each of the two years ending December 31, 2011. E & P Co., LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the Statement of Financial Position of E & P Co., LLC as of December 31, 2011 and 2010, and the results of its Statements of Operations, Changes in Members’ Equity and its Cash Flows for each of the two years ending December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

San Antonio, Texas

April 11, 2012

E & P Co., LLC

Statement of Financial Position

For the Years Ending December 31, 2011 and 2010

	2011	2010
ASSETS
Current Assets
Cash and Cash Equivalents	(93,821)	769,749
Accounts Receivable	243	2,581
Accounts Receivable - Related Parties	357,515	200,390
Total Current Assets	263,937	972,720

Other Current Assets
Prepaid Expense	24,852	24,852
Refundable Deposits	7,276	-
Total Other Current Assets	32,128	24,852

Total Current Assets	296,065	997,572

Fixed Assets
Project Under Development	17,353,603	12,067,986
Property, Plant and Equipment	5,399	8,913
Total Fixed Assets	17,359,002	12,076,899

Non-Current Assets
Investment Property	1,542,510	1,542,510
Total Non-Current Assets	1,542,510	1,542,510

TOTAL ASSETS	19,197,577	14,616,981

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	94,036	328,638
Accounts Payable - Related Parties	22,476	31,438
Accrued Expense	415,156	445,291
Total Accounts Payable	531,668	805,367

Other Current Liabilities
Notes Payable - Related Parties	2,367,350	1,605,000
Total Other Current Liabilities	2,367,350	1,605,000
Total Current Liabilities	2,899,018	2,410,367

Long-Term Liabilities
Notes Payable - Related Parties	12,525,000	11,750,000
Total Long-Term Liabilities	12,525,000	11,750,000

Total Liabilities	15,424,018	14,160,367

Equity
Members' Capital Accounts	7,577,344	3,577,344
Retained Earnings	(3,803,785)	(3,120,730)
Total Equity	3,773,559	456,614
TOTAL LIABILITIES & EQUITY	19,197,577	14,616,981

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Operations

For the Years Ending December 31, 2011 and 2010

	2011	2010

Ordinary Income
Income
Income	13,046	2,582
Total Income / (loss)	13,046	2,582
	13,046	2,582
Direct Operating Costs
Geographical and Geological	1,752	3,135
Royalty	2,124	413
Total Direct Operating Costs	3,876	3,548

General and Administrative Costs
Advertising and Promotion	2,187	1,656
Bad Debt	-	108,265
Bank charges	804	630
Depreciation and Amortization	4,851	7,663
Insurance	15,227	18,775
Legal	51,737	56,658
License Fees	2,397	9,676
Miscellaneous	1,863	1,491
Payroll	469,995	398,319
Professional Fees	39,630	157,807
Property Tax	1,721	-
Rent	24,000	24,000
Supplies	7,278	13,188
Telephone	7,927	8,076
Travel	102,642	116,582
Utilities	1,116	837
Total General and Administrative Cost	733,375	923,623

Total Expense	737,251	927,171

Other Income/Expense
Other Income	41,150	49,841
Total Other Income/Expense	41,150	49,841

Net Other Income / (loss)	41,150	49,841

Net Income / (loss)	(683,055)	(874,748)

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Cash Flows

For the Years Ending December 31, 2011 and 2010

Increase (Decrease) in Cash and Cash Equivalents

	2011	2010

Operating Activities
Net Income	(683,055)	(874,748)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	(243,564)	(729,367)
Accounts Receivable	(129,979)	49,840
Accrued Expense	(4,743)	487,730
Accrued Interest Income	(24,806)	(6,640)
Credit Cards	(613)	(235)
Deposits	(7,276)	-
Depreciation	4,851	7,663
Payroll Tax Liabilities	(24,784)	11,855
Prepaid Expense	-	654
Restricted Cash	161,000	(161,000)
Net cash provided / (used) by Operating Activities	(952,969)	(1,214,248)

Investing Activities
Purchase of Certificate of Deposit	-	(200)
Project Under Development	(5,285,613)	(3,544,207)
Property and Equipment	(1,337)	(3,583)
Net cash provided / (used) by investing activities:	(5,286,950)	(3,547,990)

Financing Activities
Investment from Members	4,000,000	-
Notes Payable	1,537,350	5,000,000
Members' Equity	-	-
Net cash provided by Financing Activities	5,537,350	5,000,000
Net cash increase for period	(702,569)	237,762
Cash at Beginning of Period	608,748	370,987
Cash at end of period	(93,821)	608,749

Supplemental Disclosures

Cash paid during the year for:
Interest (net of amount capitalized)	-	-
Income Taxes	-	-

See accompanying notes to the financial statements.

E & P Co., LLC

Statement of Members' Equity

For the Year Ending December 31, 2011

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	3,577,344	(2,245,982)	1,331,362

Net Income / (loss)	-	(874,748)	(874,748)

Balance December 31, 2010	3,577,344	(3,120,730)	456,614

Member Investment	4,000,000	-	4,000,000

Net Income / (loss)	-	(683,055)	(683,055)

Balance December 31, 2011	7,577,344	(3,803,785)	3,773,559

See accompanying notes to the financial statements.

Notes to Financial Statements

The accompanying financial statements and the supporting and supplemental material are the responsibility of the management of E & P Co., LLC.

The Company’s principal business is energy, involving exploration, production, transportation and sale of crude oil and natural gas.

The preparation of the financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

1.	Summary of Accounting Policies

Revenue Recognition. The Company generally sells crude oil, natural gas and petroleum at prevailing market prices. In some cases (e.g., natural gas), products may be sold under long-term agreements, with periodic price adjustments. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, process are fixed or determinable and collectability is reasonably assured.

Revenues from the production of natural gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest. Difference between actual production and net working interest volumes are not significant.

Purchase and sales of inventory with the same counterparty that are entered in to contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

Sales-Based Taxes. The Company reports sales and excise taxes on sales transactions on a gross basis of the Statement of Income (included in both revenues and costs).

Derivative Instruments. The Company does not currently make use of derivative instruments. When such use is enabled, the Company will not engage in speculative derivative activities or derivative trading activities, nor use derivatives with leveraged features. Should the Company enter into derivative transactions, it will be to offset exposures associated with interest rates, foreign currency exchange rates and hydrocarbon prices that arise from existing assets, liabilities and forecasted transactions.

The gains and losses resulting from changes in the fair value of derivatives will be recorded in income. In some cases, the Company may designate derivatives as fair value hedges, in which the gains and losses are offset in income by the gains and losses arising from changes in the fair value of the underlying hedged item.

Fair Value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

Inventories. Crude oil, products and merchandise inventories are carried a the lower of current market value or cost (generally determined under the last-in, first-out method – LIFO). Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory costs. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment. Depreciation, depletion, and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production or the straight-line method, which is based on an estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multi-year projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company carries as an asset exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves.

Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using unit-of-production rates based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, oil and gas volumes are considered produced once they have been measured through meters at custody transfer or sales transactions points at the outlet valve on the lease or field storage tank.

Production costs are expensed as incurred. Production involves lifting oil and gas to the surface and gathering, treating, field processing and field storage of the oil and gas. The production function normally terminates at the outlet valve on the lease or field production storage tank. Production costs are those incurred to operate and maintain the Company’s wells and related equipment and facilities. They become part of the cost of oil and gas produced. These costs, sometimes referred to as lifting costs, include such items as labor costs to operate the wells and related equipment; repair and maintenance costs on the wells and equipment; materials, supplies, and energy costs required to operate the wells and related equipment; and administrative expenses related to the production activity.

Proved oil and gas properties held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for crude oil commodity prices, refining and chemical margins, and foreign currency exchange rates. Annual volumes are based on field production profiles, which are also updated annually. Prices for natural gas and other products are based on corporate plan assumptions developed annually and also for investment evaluation purposes. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an approximately risk-adjusted amount of these reserves may be included in the impairment evaluation. An asset group would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount the carrying value exceeds fair value.

Significant unproved properties are assessed for impairment individually, and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. Properties that are not individually significant are aggregated by groups and amortized based on development risk and average holding period. The valuation allowances are reviewed at least annually.

Gains on sales of proved and unproved property are only recognized when there is neither uncertainty about the recovery of costs applicable to any interest retained nor any substantial obligation for future performance by the Company.

Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Asset Retirement Obligations and Environmental Liabilities. The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties and projected cash expenditures are not discounted.

2.	Accounting Changes

The Company did not adopt authoritative guidance in 2011 that had a material impact on the Company’s financial statements.

3.	Cash Flow Information

The Statement of Cash Flows provides information about changes in cash and cash equivalents. Highly liquid investments with maturities of three months or less when acquired are classified as cash equivalents.

4.	Long-Term Debt

At December 31, 2011, long-term debt consisted of $6 million due in U.S. dollars. This amount excludes that portion of long-term debt which matures within one year and is included in current liabilities.

Summarized long-term debt at year end 2011 and 2010 are shown in the table below:

	2011	2010
E & P Management and Development, LLC	6,000,000	6,000,000
Prestige O & G, LLC	4,125,000	3,750,000
Caldwell (US) Inc.	400,000	-
Rasan Private Equity	2,000,000	2,000,000
Total	12,525,000	11,750,000

5.	Related Party Transactions

Summarized transactions involving related parties at year end 2011 and 2010 are shown in the table below:

Accounts Receivable

	2011	2010
Balance at January 1	200,390	246,170
E & P Co. International, LLC	95,029	(93,047)
Caldwell (US) Inc.	6,899	6,298
E & P Management and Development, LLC	7,274	16,088
Prestige O & G, LLC	23,052	18,240
Delta O & G, LLC	308	-
UniVest, Inc.	24,563	6,641

At December 31	357,515	200,390

Notes Payable

	2011	2010
Balance at January 1	13,355,000	8,250,000
Rasan Private Equity	112,350	2,105,000
Prestige O & G, LLC	375,000	3,000,000
Mashhoor Almadodi	500,000	-
Osman Kaldirim, Sr.	150,000	-
Rasan Energy	400,000	-

At December 31	14,892,350	13,355,000

Accounts Payable

	2011	2010
Balance at January 1	31,438	9,326
Rasan Holding	(8,962)	22,112
Total	22,476	31,438

6.	Investments, Advances and Long-Term Receivables

The balance of investments at year end 2011 and 2010 was $1,542,510 and $1,542,510, respectively. The investments were held with Univest, Inc., an entity located in the Cayman Islands, for the purpose of participating in investment transactions in compliance with Islamic Sharia’s principles. The investment agreement is subject to the laws of the State of New York to the extent they do not conflict with the provisions of Islamic Sharia principles. Venue for any dispute as to the terms of the agreement is subject to arbitration with a duly authorized representative of the American Arbitration Association.

7.	Litigation and other Contingencies

A variety of claims have been made against E & P Co., LLC in a currently pending lawsuit. Management has regular litigation reviews, including updates from corporate and outside counsel, to assess the need for accounting recognition or disclosure of these contingencies. The Company accrues an undiscounted liability for those contingencies where the incurrence of loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For purposes of our contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed. E & P Co., LLC will continue to defend itself vigorously in these matters. Based on a consideration of all relevant facts and circumstances, the Company does not believe the ultimate outcome of any currently pending lawsuit against E & P Co., LLC will have a material adverse effect upon the Company’s operations, financial condition, or financial statements taken as a whole.

On April 16, 2009, Noram Drilling Company filed an original complaint against E & P Co. International, LLC and E & P Co., LLC in the 37th District Court of Louisiana, arguing E & P Co., LLC was liable for breach of contract by E & P Co., LLC under the theory of single enterprise liability. The Company argues no such single enterprise liability exists as the contract is to be construed under Texas law.

8.	Income, Sales-Based and Other Taxes

The Company is organized as a Limited Liability Company under the laws of the State of Texas. For federal income tax purposes, the Company is treated as a partnership with all income and expense flowing through to the members. As such, the Company has no federal income tax liability.

The Company has not been subjected to severance tax for sales of gas from its Louisiana project. This severance tax is paid by the buyer and withheld from the settlement amount on the sale.

9.	Supplemental Information on Oil and Gas Exploration and Production

The results of operations for producing activities shown below do not include earnings from nonoperating activities.

Results of Operations	2011	2010
Revenue
Sales to third parties	13,046	2,582

Production costs excluding taxes	3,876	3,548
Exploration expenses	-	-
Depreciation and depletion	-	-
Taxes other than income	-	-
Related income tax	-	-
Results of producing activities	9,170	(966)

As of December 31, 2011 and December 31, 2010, the amounts of capitalized exploratory well costs pending determination of proved reserves was as follows:

Capitalized Costs	2011	2010
Property (acreage)
Unproved	19,322	19,322
Total property costs	19,322	19,322
Producing assets	17,334,281	12,048,664
Incomplete construction	-	-
Total capitalized	-	-
Accumulated depreciation and depletion	-	-
Net capitalized costs	17,353,603	12,067,986

The aging of amounts of capitalized well costs and number of projects are as follows:

Period Ending December 31	Well Costs Capitalized for the Period	Number of Projects
2008	5,536,873	1
2009	2,986,906	1
2010	3,544,207	1
2011	5,285,617	1

Total	17,353,603

As of December 31, 2011 and 2010, the amounts of capitalized costs related to oil and gas producing activities was as follows:

	2011	2010

Unproved oil and gas properties	17,353,603	12,067,986
Proved oil and gas properties	-	-
Accumulated depreciation, depletion and amortization, and valuation allowances	-	-
Net capitalized costs	17,353,603	12,067,986

Costs Incurred In Oil And Gas Property Acquisition, Exploration And Development For The Years Ended December 31, 2011 And 2010

	2011	2010
Acquisition of Properties
Proved	-	-
Unproved	10,000	10,000
Exploration Costs	1,752	3,135
Development Costs	953,605	5,275,617

10.	Subsequent Events

None noted.

Clay Thomas, P.C.

Certified Public Accountant

P.O. Box 311195

Houston, Texas 77231

(281) 253-9637 (office)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of Prestige O & G, LLC

I have audited the accompanying statement of financial position of Prestige O & G, LLC as of June 30, 2013 and December 31, 2012, and the related statements of income, members’ equity and cash flows for each of the periods ending June 30, 2013 and December 31, 2012. Prestige O & G, LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prestige O & G, LLC as of June 30, 2013 and December 31, 2012, and the results of its operations and its cash flows for each of the periods ending June 30, 2013 and December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

September 10, 2013

Prestige O & G, LLC

Statement of Financial Position

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and Cash Equivalents	5,338	5,338
Notes Receivable - Related Parties	-	4,537,500
Total Current Assets	5,338	4,542,838

Other Current Assets
Accrued Gas Sales Income	-	-
Prepaid Expense	-	1,309
Refundable Deposits	-	-
Total Other Current Assets	-	1,309

Total Current Assets	5,338	4,544,147

Fixed Assets
Investment in E & P Co.	-	5,019,633
Project Under Development	10,049,517	350,000
Total Fixed Assets	10,049,517	5,369,633

TOTAL ASSETS	10,054,855	9,913,780

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable - Related Parties	-	189,725
Accrued Expense	-	5,900
Payroll Tax Liabilities	-	-
Total Accounts Payable	-	195,625
Total Current Liabilities	-	195,625

Total Liabilities	-	195,625

Equity
Members' Capital Accounts	10,054,855	9,718,155
Total Equity	10,054,855	9,718,155

TOTAL LIABILITIES & EQUITY	10,054,855	9,913,780

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Operations

For the Six Month Period Ending June 30, 2013 and 2012

	2013	2012

Ordinary Income
Income
Share of Results in Associate	(271,317)	-
Total Income / (loss)	(271,317)	-

General and Administrative Costs
Miscellaneous	-	-
Professional Fees	-	-
Rent	5,237	1,000

Total G & A Costs	5,237	1,000
Total Expense	5,237	1,000

Other Income/Expense
Other Income	158,813	-
Other Expense	-	-
Total Other Income/Expense	158,813	-

Net Ordinary Income / (loss)	(117,741)	(1,000)
Net Income / (loss)	(117,741)	(1,000)

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Cash Flows

For the Six Month Period Ending June 30, 2013 and 2012

	2013	2012

Operating Activities
Net Income	(117,741)	(1,000)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	(189,726)	-
Accrued Expense	(5,900)	-
Accrued Interest Income	-	-
Notes Receivable	4,537,500	-
Prepaid Expense	1,309	1,000
Net cash provided / (used) by Operating Activities	4,225,442	-

Investing Activities
Investment in E & P Co., LLC	5,474,075	-
Project Under Development	(9,699,517)	-
Net cash provided / (used) by investing activities:	(4,225,442)	-

Financing Activities
Shareholders' Equity	-	-
Net cash provided by Financing Activities	-	-
Net cash increase for period	-	-
Cash at Beginning of Period	5,338	5,338
Cash at end of period	5,338	5,338

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Members' Equity

For the Period Ending June 30, 2013

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance December 31, 2011	9,058,790	630,347	9,689,137

Net Income / (loss)	-	29,018	29,018

Balance December 31, 2012	9,058,790	659,365	9,718,155

Member Investment	454,441	-	454,441

Net Income / (loss)	-	(117,741)	(117,741)

Balance June 30, 2013	9,513,231	541,624	10,054,855

See accompanying notes to the financial statements.

Notes to Financial Statements

The accompanying financial statements and the supporting and supplemental material are the responsibility of the management of Prestige O & G., LLC.

The Company’s principal business is energy, involving exploration, production, transportation and sale of crude oil and natural gas.

The preparation of the financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

1.	Summary of Accounting Policies

Revenue Recognition. The Company generally produces and sells crude oil, natural gas and petroleum at prevailing market prices through a Joint Operating Agreement with E & P Co., LLC. In some cases (e.g., natural gas), products may be sold under long-term agreements, with periodic price adjustments. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectability is reasonably assured.

Revenues from the production of natural gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest. Difference between actual production and net working interest volumes are not significant.

Purchase and sales of inventory with the same counterparty that are entered in to contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

Sales-Based Taxes. The Company reports sales and excise taxes on sales transactions on a gross basis of the Statement of Income (included in both revenues and costs).

Derivative Instruments. The Company does not currently make use of derivative instruments. When such use is enabled, the Company will not engage in speculative derivative activities or derivative trading activities, nor use derivatives with leveraged features. Should the Company enter into derivative transactions, it will be to offset exposures associated with interest rates, foreign currency exchange rates and hydrocarbon prices that arise from existing assets, liabilities and forecasted transactions.

The gains and losses resulting from changes in the fair value of derivatives will be recorded in income. In some cases, the Company may designate derivatives as fair value hedges, in which the gains and losses are offset in income by the gains and losses arising from changes in the fair value of the underlying hedged item.

Fair Value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

Inventories. Crude oil, products and merchandise inventories are carried at the lower of current market value or cost (generally determined under the last-in, first-out method – LIFO). Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory costs. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment. Depreciation, depletion, and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production or the straight-line method, which is based on an estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multi-year projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company carries as assets exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves.

Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using unit-of-production rates based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, oil and gas volumes are considered produced once they have been measured through meters at custody transfer or sales transactions points at the outlet valve on the lease or field storage tank.

Production costs are expensed as incurred. Production involves lifting oil and gas to the surface and gathering, treating, field processing and field storage of the oil and gas. The production function normally terminates at the outlet valve on the lease or field production storage tank. Production costs are those incurred to operate and maintain the Company’s wells and related equipment and facilities. They become part of the cost of oil and gas produced. These costs, sometimes referred to as lifting costs, include such items as labor costs to operate the wells and related equipment; repair and maintenance costs on the wells and equipment; materials, supplies, and energy costs required to operate the wells and related equipment; and administrative expenses related to the production activity.

Proved oil and gas properties held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for crude oil commodity prices, refining and chemical margins, and foreign currency exchange rates. Annual volumes are based on field production profiles, which are also updated annually. Prices for natural gas and other products are based on corporate plan assumptions developed annually and also for investment evaluation purposes. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an approximately risk-adjusted amount of these reserves may be included in the impairment evaluation. An asset group would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount the carrying value exceeds fair value.

Significant unproved properties are assessed for impairment individually, and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. Properties that are not individually significant are aggregated by groups and amortized based on development risk and average holding period. The valuation allowances are reviewed at least annually.

Gains on sales of proved and unproved property are only recognized when there is neither uncertainty about the recovery of costs applicable to any interest retained nor any substantial obligation for future performance by the Company.

Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Asset Retirement Obligations and Environmental Liabilities. The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties and projected cash expenditures are not discounted.

2.	Accounting Changes

The Company did not adopt authoritative guidance in 2013 that had a material impact on the Company’s financial statements.

3.	Cash Flow Information

The Statement of Cash Flows provides information about changes in cash and cash equivalents. Highly liquid investments with maturities of three months or less when acquired are classified as cash equivalents.

4.	Long-Term Debt

At June 30, 2013 and December 31, 2012, the Company held no long-term debt.

5.	Related Party Transactions

Summarized transactions involving related parties at June 30, 2013 and December 31, 2012 are shown in the table below:

Notes Receivable

	June 30, 2013	December 31, 2012
Balance at January 1	4,537,500	4,125,000
E & P Co., LLC	(4,537,500)	412,500
Total	-	4,537,500

Accounts Payable

	June 30, 2013	December 31, 2012
Balance at January 1	189,726	168,792
E & P Co., LLC	(189,726)	20,934
Total	-	189,726

On June 30, 2013, The Company, a shareholder in the E & P Co., LLC had its interest redeemed though the transfer of a comparable interest of E & P Co., LLC’s Project Under Development. Subsequent to this transaction, the Company and E & P Co., LLC executed a joint operating agreement involving that asset.

6.	Investments, Advances and Long-Term Receivables

The Company had no investments, advances, or long-term receivables as of September 30, 2013 and December 31, 2012.

7.	Litigation and other Contingencies

The Company has not been the subject of any litigation. The Company’s management has regular litigation reviews, including updates from corporate and outside counsel, to assess the need for accounting recognition or disclosure of these contingencies. The Company will accrue an undiscounted liability for those contingencies where the incurrence of loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For purposes of our contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed.

A variety of claims have been made against E & P Co., LLC, a related party, in a currently pending lawsuit. E & P Co., LLC will continue to defend itself vigorously in these matters. Based on a consideration of all relevant facts and circumstances, the Company does not believe the ultimate outcome of any currently pending lawsuit against E & P Co., LLC will have a material adverse effect upon the Company’s operations, financial condition, or financial statements taken as a whole.

On April 16, 2009, Noram Drilling Company filed an original complaint against E & P Co. International, LLC and E & P Co., LLC in the 37th District Court of Louisiana, arguing E & P Co., LLC was liable for breach of contract by E & P Co., LLC under the theory of single enterprise liability. The Company argues no such single enterprise liability exists as the contract is to be construed under Texas law. On January 16, 2013, the 37th District Court in the Parish of Caldwell, Louisiana, the court granted E & P Co., LLC’s Motion for Summary Judgment, holding the Company not to be a party to the drilling contract. The Court further denied NorAm’s Motion for Summary Judgment for damages. On December 11, 2013, the Court of Appeals of the Second Circuit of the State of Louisiana affirmed the trial court’s finding.

8.	Income, Sales-Based and Other Taxes

The Company is organized as a Limited Liability Company under the laws of the State of Texas. For federal income tax purposes, the Company is treated as a partnership with all income and expense flowing through to the members. As such, the Company has no federal income tax liability.

The Company has not been subjected to severance tax for sales of gas from its Louisiana project. This severance tax is paid by the buyer and withheld from the settlement amount on the sale.

9.	Supplemental Information on Oil and Gas Exploration and Production

The results of operations for producing activities shown below do not include earnings from nonoperating activities. Since the acquisition of an interest in E & P Co., LLC’s Project Under Development, occurred June 30, 2013, results for oil and gas exploration and production operations are not yet available.

Management’s judgment regarding the project’s capitalization of exploration well costs is based upon its current inability to estimate reserves. Currently, the project requires additional investment and approximately six months production history at substantially higher rates before an appropriate valuation of proved reserves may be made. The Company anticipates the following costs necessary to achieve proven reserve status of which Prestige O & G will be responsible for its interest accordingly:

Description	Cost
Addition of new saltwater disposal well	1,000,000
Re-drill Well No. 1	1,000,000
Replace pumps on Wells No. 4 and 5	200,000
Proved reserves valuation	25,000
-
Net costs	2,225,000

The Company’s interest in the Project Under Development are as follows. As of June 31, 2013 and December 31, 2012, the amounts of capitalized exploratory well costs pending determination of proved reserves was as follows:

Capitalized Costs	June 30, 2013	December 31, 2012
Property (acreage)
Unproved	30,322	-
Total property costs	30,322	-
Producing assets	9,107,001	-
Incomplete construction	-	-
Total capitalized	-	-
Accumulated depreciation and depletion	-	-
Net capitalized costs	9,137,323	-

The aging of amounts of capitalized well costs and number of projects are as follows:

Period Ending December 31	Well Costs Capitalized for the Period	Number of Projects
2008	5,536,873	1
2009	2,986,906	1
2010	3,544,207	1
2011	5,285,613	1
2012	965,360	1
June 30, 2013	517,880	1
Redemption by Prestige O & G, LLC	(9,699,517)
Total	9,137,323

10.	Subsequent Events

In the second quarter of 2013, the Company converted its Notes Receivable, Accounts Payable, and the divestment of its interest in E & P the Company in exchange for an interest in the Project Under Development.

The Company intends to contract D & D Drilling and Exploration for the drilling of the disposal well and anticipates production in paying quantities with an appropriate valuation of reserved to follow shortly thereafter.

Clay Thomas, P.C.

Certified Public Accountant

P.O. Box 311195

Houston, Texas 77231

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of Prestige O & G, LLC

I have audited the accompanying Statement of Financial Position of Prestige O & G, LLC as of December 31, 2012 and 2011, and the related Statements of Operations, Changes of Members’ Equity and Cash Flows for each of the two years ending December 31, 2012. Prestige O& G, LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the Statement of Financial Position of Prestige O & G, LLC as of December 31, 2012 and 2011, and the results of its Statements of Operations, Changes in Members’ Equity and its Cash Flows for each of the two years ending December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

February 12, 2013

Prestige O & G, LLC

Statement of Financial Position

For the Years Ending December 31, 2012 and 2011

	2012	2011
ASSETS
Current Assets
Cash and Cash Equivalents	5,338	5,338
Total Current Assets	5,338	5,338

Other Current Assets
Notes Receivable - Related Party	4,537,500	4,220,233
Prepaid Expense	1,309	1,000
Total Other Current Assets	4,538,809	4,221,233

Total Current Assets	4,544,147	4,226,571

Investments	5,369,633	5,637,257

TOTAL ASSETS	9,913,780	9,863,828

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable - Related Party	189,726	168,792
Accounts Payable	5,900	5,900
Total Current Liabilities	195,626	174,692

Total Liabilities	195,626	174,692

Equity
Members' Capital Accounts	9,058,789	9,058,789
Retained Earnings	659,365	630,347
Total Equity	9,718,154	9,689,136
TOTAL LIABILITIES & EQUITY	9,913,780	9,863,828

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Operations

For the Years Ending December 31, 2012 and 2011

	2012	2011

Revenues and other income
Sales	-	-
Total revenues and other income	-	-

Operating Expenses
General and Administrative Costs
Legal	-	988
Miscellaneous	250	250
Professional Fees	5,900	7,451
Rent	14,475	12,000
Travel	-	862
Total General and Administrative Cost	20,625	21,551
Total Operating Expenses	20,625	21,551

Operating income (loss)	(20,625)	(21,551)

Other Income
Interest	317,267	386,085
Total other income	317,267	386,085

Net Income	296,642	364,534

Comprehensive Income Statement

Other comprehensive income (loss)
Net unrealized gains (losses) on investments	(267,624)	(328,395)
Comprehensive income	29,018	36,139

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Cash Flows

For the Years Ending December 31, 2012 and 2011

	2012	2011

Operating Activities
Net Income	29,018	36,139
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	20,934	23,053
Accrued Expense	-	(1,500)
Accrued Interest Income	95,233	(11,087)
Notes Receivable	(412,500)	(375,000)
Prepaid Expense	(309)	-
Net cash provided / (used) by Operating Activities	(267,624)	(328,395)

Investing Activities
Investment in E & P Co. LLC	267,624	328,395
Net cash provided / (used) by investing activities:	267,624	328,395

Financing Activities
Investment from Members	-	-
Net cash provided by Financing Activities	-	-
Net cash increase for period	-	-
Cash at Beginning of Period	5,338	5,338
Cash at end of period	5,338	5,338

Supplemental Disclosures

Cash paid during the year for:
Interest (net of amount capitalized)	-	-
Income Taxes	-	-

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Members' Equity

For the Year Ending December 31, 2011

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	9,058,789	968,075	10,026,864

Net Income / (loss)	-	(373,867)	(373,867)

Balance December 31, 2010	9,058,789	594,208	9,652,997

Member Investment	-	-	-

Net Income / (loss)	-	36,139	36,139

Balance December 31, 2011	9,058,789	630,347	9,689,136

Net Income / (loss)	-	29,018	29,018

Balance December 31, 2012	9,058,789	659,365	9,718,154

See accompanying notes to the financial statements.

Notes to Financial Statements

The accompanying financial statements and the supporting and supplemental material are the responsibility of the management of Prestige O& G, LLC.

The Company’s principal business is energy, involving exploration, production, transportation and sale of crude oil and natural gas.

The preparation of the financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

1.	Summary of Accounting Policies

Revenue Recognition. The Company generally sells crude oil, natural gas and petroleum at prevailing market prices. In some cases (e.g., natural gas), products may be sold under long-term agreements, with periodic price adjustments. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, process are fixed or determinable and collectability is reasonably assured.

Revenues from the production of natural gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest. Difference between actual production and net working interest volumes are not significant.

Purchase and sales of inventory with the same counterparty that are entered in to contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

Sales-Based Taxes. The Company reports sales and excise taxes on sales transactions on a gross basis of the Statement of Income (included in both revenues and costs).

Derivative Instruments. The Company does not currently make use of derivative instruments. When such use is enabled, the Company will not engage in speculative derivative activities or derivative trading activities, nor use derivatives with leveraged features. Should the Company enter into derivative transactions, it will be to offset exposures associated with interest rates, foreign currency exchange rates and hydrocarbon prices that arise from existing assets, liabilities and forecasted transactions.

The gains and losses resulting from changes in the fair value of derivatives will be recorded in income. In some cases, the Company may designate derivatives as fair value hedges, in which the gains and losses are offset in income by the gains and losses arising from changes in the fair value of the underlying hedged item.

Fair Value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

Inventories. Crude oil, products and merchandise inventories are carried a the lower of current market value or cost (generally determined under the last-in, first-out method – LIFO). Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory costs. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment. Depreciation, depletion, and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production or the straight-line method, which is based on an estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multi-year projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company carries as an asset exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves.

Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using unit-of-production rates based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, oil and gas volumes are considered produced once they have been measured through meters at custody transfer or sales transactions points at the outlet valve on the lease or field storage tank.

Production costs are expensed as incurred. Production involves lifting oil and gas to the surface and gathering, treating, field processing and field storage of the oil and gas. The production function normally terminates at the outlet valve on the lease or field production storage tank. Production costs are those incurred to operate and maintain the Company’s wells and related equipment and facilities. They become part of the cost of oil and gas produced. These costs, sometimes referred to as lifting costs, include such items as labor costs to operate the wells and related equipment; repair and maintenance costs on the wells and equipment; materials, supplies, and energy costs required to operate the wells and related equipment; and administrative expenses related to the production activity.

Proved oil and gas properties held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for crude oil commodity prices, refining and chemical margins, and foreign currency exchange rates. Annual volumes are based on field production profiles, which are also updated annually. Prices for natural gas and other products are based on corporate plan assumptions developed annually and also for investment evaluation purposes. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an approximately risk-adjusted amount of these reserves may be included in the impairment evaluation. An asset group would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount the carrying value exceeds fair value.

Significant unproved properties are assessed for impairment individually, and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. Properties that are not individually significant are aggregated by groups and amortized based on development risk and average holding period. The valuation allowances are reviewed at least annually.

Gains on sales of proved and unproved property are only recognized when there is neither uncertainty about the recovery of costs applicable to any interest retained nor any substantial obligation for future performance by the Company.

Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Asset Retirement Obligations and Environmental Liabilities. The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties and projected cash expenditures are not discounted.

2.	Accounting Changes

The Company did not adopt authoritative guidance in 2012 that had a material impact on the Company’s financial statements.

3.	Cash Flow Information

The Statement of Cash Flows provides information about changes in cash and cash equivalents. Highly liquid investments with maturities of three months or less when acquired are classified as cash equivalents.

4.	Related Party Transactions

Summarized transactions involving related parties at year end 2012 and 2011 are shown in the table below:

Notes Receivable

	2012	2011
Balance at January 1	4,220,233	3,835,146
E & P Co., LLC	317,267	386,087
Total	4,537,500	4,220,233

Accounts Payable

	2012	2011
Balance at January 1	168,792	145,741
E & P Co., LLC	20,934	23,051
Total	189,726	168,792

5.	Investments, Advances and Long-Term Receivables

The Company’s balance of investment in E & P Co., LLC held at year end 2012 and 2011 was $5,369,633 and $5,637,257, respectively.

6.	Income, Sales-Based and Other Taxes

The Company is organized as a Limited Liability Company under the laws of the State of Texas. For federal income tax purposes, the Company is treated as a partnership with all income and expense flowing through to the members. As such, the Company has no federal income tax liability.

The Company has not been subjected to severance tax for sales of gas from its Louisiana project. This severance tax is paid by the buyer and withheld from the settlement amount on the sale.

7.	Subsequent Events

None noted.

Clay Thomas, P.C.

Certified Public Accountant

8302 Hausman Road

No. 518

San Antonio, Texas 78249

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of Prestige O & G, LLC

I have audited the accompanying Statement of Financial Position of Prestige O & G, LLC as of December 31, 2011 and 2010, and the related Statements of Operations, Changes of Members’ Equity and Cash Flows for each of the two years ending December 31, 2011. Prestige O& G, LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the Statement of Financial Position of Prestige O & G, LLC as of December 31, 2011 and 2010, and the results of its Statements of Operations, Changes in Members’ Equity and its Cash Flows for each of the two years ending December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

San Antonio, Texas

April 16, 2012

Prestige O & G, LLC

Statement of Financial Position

For the Years Ending December 31, 2011 and 2010

	2011	2010
ASSETS
Current Assets
Cash and Cash Equivalents	5,338	5,338
Total Current Assets	5,338	5,338

Other Current Assets
Notes Receivable - Related Party	4,220,233	3,834,146
Prepaid Expense	1,000	1,000
Total Other Current Assets	4,221,233	3,835,146

Total Current Assets	4,226,571	3,840,484

Investments	5,637,257	5,965,654

TOTAL ASSETS	9,863,828	9,806,138
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	5,900	7,400
Accounts Payable - Related Party	168,792	145,741
Total Current Liabilities	174,692	153,141

Total Liabilities	174,692	153,141

Equity
Members' Capital Accounts	9,058,789	9,058,789
Retained Earnings	630,347	594,208
Total Equity	9,689,136	9,652,997
TOTAL LIABILITIES & EQUITY	9,863,828	9,806,138

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Operations

For the Years Ending December 31, 2011 and 2010

	2011	2010

Revenues and other income
Sales	-	-
Total revenues and other income	-	-

Operating Expenses
General and Administrative Costs
Legal	988	15
Miscellaneous	250	-
Professional Fees	7,451	8,624
Rent	12,000	12,000
Travel	862	-
Total General and Administrative Cost	21,551	20,639
Total Operating Expenses	21,551	20,639

Operating income (loss)	(21,551)	(20,639)

Other Income
Interest	386,085	84,146
Total other income	386,085	84,146

Net Income	364,534	63,507

Comprehensive Income Statement

Other comprehensive income (loss)
Net unrealized gains (losses) on investments	(328,395)	(437,374)
Comprehensive income	36,139	(373,867)

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Cash Flows

For the Years Ending December 31, 2011 and 2010

	2011	2010

Operating Activities
Net Income	36,139	(373,867)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	23,053	18,239
Accrued Expense	(1,500)	2,400
Accrued Interest Income	(11,087)	(84,146)
Notes Receivable	(375,000)	(3,000,000)
Net cash provided / (used) by Operating Activities	(328,395)	(3,437,374)

Investing Activities
Investment in E & P Co. LLC	328,395	437,374
Net cash provided / (used) by investing activities:	328,395	437,374

Financing Activities
Investment from Members	-	3,000,000
Net cash provided by Financing Activities	-	3,000,000
Net cash increase for period	-	-
Cash at Beginning of Period	5,338	5,338
Cash at end of period	5,338	5,338

Supplemental Disclosures

Cash paid during the year for:
Interest (net of amount capitalized)	-	-
Income Taxes	-	-

See accompanying notes to the financial statements.

Prestige O & G, LLC

Statement of Members' Equity

For the Year Ending December 31, 2011

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	9,058,789	968,075	10,026,864

Net Income / (loss)	-	(373,867)	(373,867)

Balance December 31, 2010	9,058,789	594,208	9,652,997

Member Investment	-	-	-

Net Income / (loss)	-	36,139	36,139

Balance December 31, 2011	9,058,789	630,347	9,689,136

See accompanying notes to the financial statements.

Notes to Financial Statements

The accompanying financial statements and the supporting and supplemental material are the responsibility of the management of Prestige O& G, LLC.

The Company’s principal business is energy, involving exploration, production, transportation and sale of crude oil and natural gas.

The preparation of the financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

1.	Summary of Accounting Policies

Revenue Recognition. The Company generally sells crude oil, natural gas and petroleum at prevailing market prices. In some cases (e.g., natural gas), products may be sold under long-term agreements, with periodic price adjustments. Revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, process are fixed or determinable and collectability is reasonably assured.

Revenues from the production of natural gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest. Difference between actual production and net working interest volumes are not significant.

Purchase and sales of inventory with the same counterparty that are entered in to contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

Sales-Based Taxes. The Company reports sales and excise taxes on sales transactions on a gross basis of the Statement of Income (included in both revenues and costs).

Derivative Instruments. The Company does not currently make use of derivative instruments. When such use is enabled, the Company will not engage in speculative derivative activities or derivative trading activities, nor use derivatives with leveraged features. Should the Company enter into derivative transactions, it will be to offset exposures associated with interest rates, foreign currency exchange rates and hydrocarbon prices that arise from existing assets, liabilities and forecasted transactions.

The gains and losses resulting from changes in the fair value of derivatives will be recorded in income. In some cases, the Company may designate derivatives as fair value hedges, in which the gains and losses are offset in income by the gains and losses arising from changes in the fair value of the underlying hedged item.

Fair Value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market.

Inventories. Crude oil, products and merchandise inventories are carried a the lower of current market value or cost (generally determined under the last-in, first-out method – LIFO). Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory costs. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment. Depreciation, depletion, and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production or the straight-line method, which is based on an estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Interest costs incurred to finance expenditures during the construction phase of multi-year projects are capitalized as part of the historical cost of acquiring the constructed assets. The project construction phase commences with the development of the detailed engineering design and ends when the constructed assets are ready for their intended use. Capitalized interest costs are included in property, plant and equipment and are depreciated over the service life of the related assets.

The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method.

The Company carries as an asset exploratory well costs when the well has found a sufficient quantity of reserves to justify its completion as a producing well and where the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. Other exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves.

Capitalized exploratory drilling and development costs associated with productive depletable extractive properties are amortized using unit-of-production rates based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

Under the unit-of-production method, oil and gas volumes are considered produced once they have been measured through meters at custody transfer or sales transactions points at the outlet valve on the lease or field storage tank.

Production costs are expensed as incurred. Production involves lifting oil and gas to the surface and gathering, treating, field processing and field storage of the oil and gas. The production function normally terminates at the outlet valve on the lease or field production storage tank. Production costs are those incurred to operate and maintain the Company’s wells and related equipment and facilities. They become part of the cost of oil and gas produced. These costs, sometimes referred to as lifting costs, include such items as labor costs to operate the wells and related equipment; repair and maintenance costs on the wells and equipment; materials, supplies, and energy costs required to operate the wells and related equipment; and administrative expenses related to the production activity.

Proved oil and gas properties held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

The Company estimates future undiscounted cash flows of the affected properties to judge the recoverability of carrying amounts. Cash flows used in impairment evaluations are developed using annually updated corporate plan investment evaluation assumptions for crude oil commodity prices, refining and chemical margins, and foreign currency exchange rates. Annual volumes are based on field production profiles, which are also updated annually. Prices for natural gas and other products are based on corporate plan assumptions developed annually and also for investment evaluation purposes. Cash flow estimates for impairment testing exclude derivative instruments.

Impairment analyses are generally based on proved reserves. Where probable reserves exist, an approximately risk-adjusted amount of these reserves may be included in the impairment evaluation. An asset group would be impaired if the undiscounted cash flows were less than its carrying value. Impairments are measured by the amount the carrying value exceeds fair value.

Significant unproved properties are assessed for impairment individually, and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. Properties that are not individually significant are aggregated by groups and amortized based on development risk and average holding period. The valuation allowances are reviewed at least annually.

Gains on sales of proved and unproved property are only recognized when there is neither uncertainty about the recovery of costs applicable to any interest retained nor any substantial obligation for future performance by the Company.

Losses on properties sold are recognized when incurred or when the properties are held for sale and the fair value of the properties is less than the carrying value.

Asset Retirement Obligations and Environmental Liabilities. The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties and projected cash expenditures are not discounted.

2.	Accounting Changes

The Company did not adopt authoritative guidance in 2011 that had a material impact on the Company’s financial statements.

3.	Cash Flow Information

The Statement of Cash Flows provides information about changes in cash and cash equivalents. Highly liquid investments with maturities of three months or less when acquired are classified as cash equivalents.

4.	Related Party Transactions

Summarized transactions involving related parties at year end 2011 and 2010 are shown in the table below:

Notes Receivable

	2011	2010
Balance at January 1	3,835,146	750,000
E & P Co., LLC	386,087	3,084,146
Total	4,220,233	3,835,146

Accounts Payable

	2011	2010
Balance at January 1	145,741	127,501
E & P Co., LLC	23,051	18,240
Total	168,792	145,741

5.	Investments, Advances and Long-Term Receivables

The Company’s balance of investment in E & P Co., LLC held at year end 2011 and 2010 was $5,637,257 and $5,965,654, respectively.

6.	Income, Sales-Based and Other Taxes

The Company is organized as a Limited Liability Company under the laws of the State of Texas. For federal income tax purposes, the Company is treated as a partnership with all income and expense flowing through to the members. As such, the Company has no federal income tax liability.

The Company has not been subjected to severance tax for sales of gas from its Louisiana project. This severance tax is paid by the buyer and withheld from the settlement amount on the sale.

7.	Subsequent Events

None noted.